As filed with the Securities and Exchange Commission on August 29, 2014
Registration No. 333-194710

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Medican Enterprises, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	8741	87-0474017
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3440E. Russell Road
Las Vegas, NV, 89120
Telephone: (800) 416-8802
Fax Number: (702) 825-2660
(Address, including zip code, and telephone number,
including area code, of principal executive offices)

Mr. Kenneth Williams
Chief Executive Officer
Medican Enterprises, Inc.
5955 Edmond Street, Suite 102
Las Vegas, NV
Telephone: (800) 416-8802
Fax Number: (702) 825-2660
 (Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Lawrence A. Rosenbloom, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Telephone: (212) 370-1300
Fax Number: (212) 370-7889

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,”“accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
common stock, par value $0.001 per share, underlying the principal of convertible note held by certain selling stockholders (1)	1,632,653 shares	(3)	$1.35	$2,204,081.6	$283,89
common stock, par value $0.001 per share, underlying the interest of convertible note held by certain selling stockholders (1)	81, 633 shares	(4)	$1.35	$110,204.6	$14.19
common stock, par value $0.001 per share, underlying warrants held by certain selling stockholders (1)	297,832 shares	(5)	$1.35	$402,073.2	$51.79
common stock, par value $0.001 per share, held by certain selling stockholders (1)	190,000 shares		$1.35	$256,500	$33.04

TOTAL	2,202,118 shares			$2,972,859	$384.90

(1)
Pursuant to Rule 416 of the Securities Act of 1933, also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes as well as anti-dilution provisions applicable to the note and warrants.

(2)
Estimated pursuant to Rule 457(f)(2) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee, based on the book value of such securities received by the Company in the Share Exchange.

(3)
The 1,632,653  shares of common stock are being registered for resale by a certain selling stockholder named in this registration statement, which shares are issuable by the registrant upon the conversion of the principal amount of the registrant’s 5% Convertible Note due June 25, 2015.

(4)
The 81,633 shares of common stock are being registered for resale by a certain selling stockholder named in this registration statement, which shares are potentially issuable by the registrant upon the conversion of the interest accrued under the registrant’s 5% Convertible Note due June 25, 2015.

(5)
The 297,832 shares of common stock are being registered for resale by a certain selling stockholder named in this registration statement, which shares are issuable by the registrant upon the exercise of the registrant’s common stock purchase warrants issued on June 25, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 29, 2014

MEDICAN ENTERPRISES, INC.

2,202,118 Shares
Common Stock

This prospectus relates to the sale of up to a total of 2,202,118 shares of common stock of Medican Enterprises, Inc., a Nevada corporation, that may be sold from time to time by the selling stockholders named in this prospectus and their successors and assigns.  The shares of common stock subject to this prospectus include: (i) 1,714,286 shares of common stock issuable upon conversion of the principal and interest underlying our 5% Convertible Note due June 25, 2015 held by a certain selling stockholder (which we refer to herein as the Note); (ii) 297,832 shares issuable upon the exercise by a certain selling stockholders of our common stock purchase warrants issued on June 25, 2014 (which we refer to herein as the Warrants), and (iii) 190,000 shares of restricted common stock held by certain selling stockholders.  The securities offered for resale hereby were issued to the applicable selling stockholders in private placements or other exempt transactions completed prior to the filing of the registration statement of which this prospectus is a part.

The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.  Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus.  We have agreed to pay all the costs and expenses of this registration.

We will not receive any of the proceeds from the sale of shares by the selling stockholders.  We may receive proceeds upon exercise of Warrants, and any proceeds we receive will be used for general corporate purposes and for working capital.

Our common stock is listed for quotation on the Over-the-Counter Bulletin Board, or OTCBB, under the symbol “MDCN”.  There is very limited trading in our common stock.  On August 27, 2014, the most recent day that our stock traded, the last reported price per share of our common stock was $1.17.  You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 6 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [            ] 2014.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus.  Because it is a summary, it does not contain all of the information that you should consider in making your investment decision.  Before investing in our common stock, you should read the entire prospectus carefully, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

When used herein, unless the context requires otherwise, references to the “Company,”“we,”“our” and “us” refer to Medican Enterprises, Inc., a Nevada corporation, collectively with its wholly-owned subsidiary, Medican Systems Inc., a corporation incorporated under the laws of the Territory of the Yukon (which we sometimes refer to herein as Medican Systems),and Medican Systems’ wholly-owned subsidiaries, Medican (Delta) Systems Inc., a corporation incorporated under the laws of the Province of British Columbia (which we sometimes refer to herein as Medican Delta), and Canaleaf Systems Inc. a corporation incorporated under laws of Canada (which we sometimes refer to herein as CanaLeaf).

Our Company

Overview

We are a pharmaceutical business currently focused on developing, distributing and marketing medical marijuana in Canada.  Leveraging recently enacted Canadian federal law establishing a national regulatory system for the production and distribution of medical marijuana in Canada, we are presently seeking to establish collaborations with experienced agriculture and pharmaceutical distribution companies in Canada to facilitate this business.  As of the date of this prospectus, we have not commenced the actual the production and sale of medical marijuana but are seeking to lay the foundation to commence this business.

We currently have three subsidiaries through which we plan to operate our business.

Medican Systems, our direct wholly-owned subsidiary, is a corporation incorporated under the laws of the Territory of the Yukon under incorporation number 535642 on December 30, 2013.  The primary focus of Medican Systems is to function as a holding company for Canadian based investments, joint ventures and opportunities.

Medican Delta, which is wholly-owned by Medican Systems, is a corporation incorporated under the laws of the Province of British Columbia under incorporation number BC0989867 on December 31, 2013.  The primary focus of Medican Delta is to pursue opportunities in the medical marijuana industry in and around the city of Delta in British Columbia, Canada.

CanaLeaf, which is also wholly-owned by Medican Systems, is a corporation incorporated under laws of Canada under the Canada Business Corporation Act under incorporation number 883348-6 on March 25, 2014.  CanaLeaf is our principal operating subsidiary, and “CanaLeaf” is the consumer-facing brand name for our business. Through Canaleaf, we expect to own a 51% interest in International Herbs Medical Marijuana Ltd. (or IHMML), a company that is applying to obtain licensed producer status from Health Canada as described further below.

Canadian Regulatory Changes Regarding Medical Marijuana

Until recently, the medical use of marijuana in Canada was governed by the Marihuana Medical Access Regulations (or MMAR), a regulation to the federal Controlled Drugs and Substances Act (or CDSA), which allowed qualified patients to access medical marijuana by growing their own marijuana, designating a third party to grow marijuana for them, or purchasing marijuana directly from Health Canada, the department of the federal Canadian government which oversees public health matters.  Although the MMAR was repealed effective March 31, 2014, preliminary injunction orders rendered by the Federal Court of Canada on March 21, 2014 and May 7, 2014 have exempted certain MMAR patients from the repeal, pending a trial of the issues raised in those proceedings.

Since April 1, 2014, access to medical marijuana in Canada has been exclusively pursuant to the “Marihuana for Medical Purposes Regulations” (or MMPR), the bulk of which came into force in 2013.  The MMPR, which is also a regulation to the CDSA creates a licensing scheme for the commercial production and distribution of dried marijuana for medical purposes.  Patients (other than those subject to the preliminary injunction orders previously mentioned) are now prohibited from growing their own medical marijuana.  Rather, the production and distribution of medical marijuana is restricted to licensed producers pursuant to the MMPR.Licensed producers are permitted to grow strains of their choosing based on market demand and to freely set pricing for their various marijuana strains.

Our Business Collaborations

Fueled by the recent changes in the regulatory environment for medical marijuana business in Canada, we are seeking to enter into agreements with well-known Canadian businesses in this industry in order to fully explore the emerging opportunities.

On March 13, 2014, our company, Medican Systems and CanaLeaf (which we refer to collectively as Medican CanaLeaf) entered into an Amended and Restated Management Services Agreement with International Herbs (BC) LTD., an affiliate of International Herbs Ltd., (or IHL),  a leader in the production of fresh herbs and specialty produce in Canada LFG Advisory Ltd., and LFG Advisory & Accounting Ltd. (which we refer to together with LFG Advisory Ltd., as LFG).  According to the agreement, the parties agree to cooperate and work together to promote and develop the business of CanaLeaf and to assist CanaLeaf in partnering with IHMML, which is presently applying to Health Canada to become a licensed commercial medical marijuana grower and receive a commercial growing license.  IHMML has received notice from Health Canada that its application is completed and has undergone a preliminary site assessment from Health Canada. IHMML also owns the rights for “Zenabis”, another consumer facing brand that will be developed in conjunction with CanaLeaf.

On April 8, 2014, CanaLeaf entered into an Subscription Agreement under which CanaLeaf was expected to become a 50% holder of the issued and outstanding common shares of IHMML by subscribing for 41,600,000 common shares of IHMML for an aggregate subscription price of CND$52,000,000.  IHMML planned to use these investment proceeds to acquire certain lands, retrofit and/or build a marijuana growing operation and attend to the growing, marketing, research and development, training, distribution and retail sale of medical marijuana in Canada as regulated by Health Canada.  Such lands were originally contemplated to include (a) a building in Atholville, New Brunswick with 300,000 square foot of grow space within a 393,000 square foot facility (which we refer to as the Atholville Facility), (b) a 273,000 square foot facility, in Poekmouche, New Brunswick (which we refer to as the Poekmouche Facility), and (c) a property with a 25,000 square foot facility in Delta, British Columbia (which we refer to as the Delta Facility).  The other 50% interest in IHMML was to be owned by Zenabis Limited Partnership, a Manitoba limited partnership (which we refer to as Zenabis), which is owned in turn by affiliates of IHL and The Monark Group (or Monark).  Monark is a full-service provider of marketing, information technology, and call center services In Canada.  Currently, CanaLeaf has been unable to raise funding necessary to fulfill its obligations under the Subscription Agreement. As of the date of this prospectus, the acquisition of the Atholville Facility was consummated, and we determined not to pursue the Poekmouche Facility and will be focused on acquiring the Delta Facility.

On July 25, 2014, we entered into a Non-binding Letter of Intent (which we refer to as the LOI) with the CanaLeaf, Zenabis and IHMML.  Pursuant to the LOI, we intend to restructure our proposed acquisition of an interest in IHMML so that our company, through CanaLeaf, will acquire an outright 51% interest in IHMML and an option to acquire the remainder and, in return, Zenabis and its affiliates will obtain a majority ownership interest in and control of our company.

Under the terms of the transaction as set out in the LOI, CanaLeaf’s subscription rights as described above will be restructured as follows:

•	the obligation of CanaLeaf to purchase its interest in IHMML will terminate and instead, Canaleaf will acquire 51% of the outstanding interests in IHMML outright;

•	Zenabis or its designees will receive newly issued shares of common stock in the Company in an amount equal to 70% of the fully diluted currently outstanding shares of the Company;

•	the senior management of IHMML (including representatives of IHL and Monark) will take over the day to day operations of the Company, and Zenabis will appoint new directors of the Company; and

•	Zenabis will grant to CanaLeaf a 5 year option to acquire the remaining 49% ownership interest in IHMML at fair market value.

The LOI is a non-binding statement of intention of the parties, and the final terms of the transaction are subject to change based on tax and regulatory considerations and discussions between the Company and Zenabis.  The parties are presently proceeding to prepare execute definitive agreements for the transaction, with the intention that a closing occur by September 15, 2014.

We believe our relationship with IHL and Monark will be key steps in establishing our company as a leader in the medical marijuana industry in Canada.  As described above, Health Canada has implemented a major shift from designated growers to licensed commercial growers.  Under the old MMAR, production was limited to two patients per grower and four patients per residential address.  Under the new MMPR system, there will be no limit to the number of patients for each licensed commercial grower.  To capitalize on this new development, we are working with IHL and Monark to implement our business plans.

We believe that IHL is an ideal manufacturing partner for our proposed business.  IHL is Western Canada’s largest fresh herb grower and importer.  Founded in 1990, IHL is also the leading specialty herbal produce grower in North American, carrying products such as fresh herbs, baby vegetables, lettuces and gourmet salads.  As an agricultural grower and distributor, IHL has the growing, testing and security expertise to be a licensed producer of medical marijuana and implement this program to its full extent.  IHL and CanaLeaf are both members of the Canadian National Medical Marijuana Association (or CNMMA).  The CNMMA was created to ensure all Canadian patients who benefit from medical marijuana have access to the highest quality of products and services to meet their health care needs in a well regulated environment. CanaLeaf plans to create opportunities for political lobbying and exposure through the CNMMA.

We believe that Monark is an ideal distribution partner for our proposed business.  With over $500 million in sales and over 5 million prescriptions filled through their system, Monark created an automated prescription ordering/refill, delivery system and customer contact process that will be integral to our business.

Once and assuming sufficient funding is obtained (through investments in our company or otherwise), IHMML expects commence operations in the Atholville Facility.  IHMML will commence retrofitting the facility with capital upgrades and will begin immediately building the growing rooms for 300,000 square feet in production area. To date interim financing of approximately $5 million has been provided by the Monark group and its affiliates.

After we commence production at Atholville and Delta Facility are expected to be retrofitted and secured for production.  The Delta Facility will serve as a growing distribution and research and development center for IHMML in Western Canada.

Our Products and Their Markets

Through our CanaLeaf subsidiary, we are working with IHMML to obtain a license through Health Canada to become a licensed commercial grower of medical marijuana.  IHMML, under Health Canada’s new regulations, intends to begin operations in a commercial property in Atholville, New Brunswick. CanaLeaf will produce medical marijuana, conduct research and development, and coordinate its distribution efforts at the Atholville facility.  We also plan to retrofit and secure a second location in Delta, British Columbia.

IHMML has a four-pronged approach to furthering its products offered and services provided: research and development, horticultural supremacy, distribution and market penetration, and asset security.  These four principles will be the focus of our growth and potential partnerships in the future.

Upon initial entry into the market, we expect to offer a number of products based on different strains of marijuana and undergo regular review based on customer feedback, sales data and customer data to ensure the optimal suite of products are available that not only maximizes sales but also meets customers evolving needs.

Our Financial Condition

We presently have approximately $68,810.64 in cash or cash equivalents and have yet to commence operations or generate sales.  In addition, our independent registered public accounting firm has expressed in its auditors’ report on the financial statements for the year ended December 31, 2013 included as part of this prospectus a substantial doubt regarding our ability to continue as a going concern.

According to our management’s estimates and based on our budget, we believe that we will have sufficient resources to continue our activity until October 31, 2014.  If we are unable to obtain additional capital resources, we may not be able to continue activities beyond that time and to further our business plan. If we cannot continue as a going concern, our stockholders would lose their entire investment in our company.

Corporate Information

We were incorporated under the laws of the State of Nevada in October, 1988 and have operated several businesses during that time.  See “Business – Corporate History”.  Our current address is 5955 Edmond Street, Suite 102, Las Vegas, NV 89118 and our telephone number is +(800) 416-8802.

The Offering

Common stock outstanding before the offering	47,135,852

Common stock offered by selling stockholders (1)	Up to 2,202,118 shares of common stock held by the selling stockholders or underlying securities held by the selling stockholders.

Common stock to be outstanding after the offering	Up to 49,280,930 shares, assuming full conversion or exercise of the Note and Warrants.

OTBCC Symbol	MDCN. No active market for our common stock presently exists.

Use of proceeds
We will not receive any proceeds from the sale of the common stock offered hereby.  However, we may receive up to a maximum of $640,338 of proceeds from the exercise of the warrants held by certain selling stockholders, which proceeds we would expect to use for general working capital.  No assurances can be given, however, that all or any portion of such warrants will ever be exercised.

Risk Factors:
An investment in our company is highly speculative and involves a significant degree of risk.  See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)  Represents shares potentially issuable to the investors in our June 2014 private placement as well as previous private placements.  Includes: (i) 1,714,286 shares of common stock underlying our 5% Convertible Note due June 25, 2015 (ii) 297,832 shares of common stock underlying warrants issued on June 25, 2014, such warrants having an exercise price of $2.15 per share and expiring on the fifth anniversary of date of the issuance and (iii) 190,000 shares of restricted common stock held by certain selling stockholder.  For more information on the terms of the June 2014 Private Placement, see the sections of this prospectus captioned “Description of Our Securities” and “Selling Stockholders.”

RISK FACTORS

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before making a decision to invest in our common stock. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of the following events occur, our business, financial conditions and operating results may be materially and adversely affected. In that event, the trading price of our common stock may decline, and you could lose all or part of your investment.

Risks Related to Our Business

We have not commenced operations and are presently seeking to put in place the elements of our business plan.  We are thus subject to the risks associated with new businesses.

We have not commenced the actual business of manufacturing and distributing medical marijuana in Canada, and are presently only developing and seeking to enter into agreements with key partners to establish our business plan.  As of the date of this prospectus, we have very limited cash resources and no products, manufacturing facilities or sales and marketing operations.  As such, we are a “start-up” company with no history of revenue-generating operations.  We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent in a new business.  As a result, we still must establish many functions necessary to operate a business, including finalizing our managerial and administrative structure, acquiring our manufacturing facilities, continuing product development, assessing and commencing our marketing activities, implementing financial systems and controls, and recruiting personnel.

Accordingly, you should consider our prospects in light of the costs, uncertainties, delays, and difficulties frequently encountered by companies in their pre-revenue generating stages, particularly those in heavily regulated industries like the medical marijuana industry.  Potential investors should carefully consider the risks and uncertainties that a company with no operating history will face.  In particular, potential investors should consider that there is a significant risk that we will not be able to:

•	implement or execute our current business plan, or that our business plan is sound;

•	raise sufficient funds in the capital markets or otherwise to effectuate our business plan;

•	maintain and expand our management team and Board of Directors;

•	determine that the processes that we are developing are commercially viable; and/or

•	attract, enter into, or maintain contracts with, and retain customers.

If we cannot execute any one of the foregoing, our business may fail, in which case you would lose the entire amount of your investment in our company.

We are presently in default under our subscription agreement with IHMML.  If we are unable to restructure this agreement as planned, our planned business would be adversely impacted if not terminated.

On April 8, 2014, CanaLeaf, our wholly owned subsidiary, entered into a Subscription Agreement with IHMML under which CanaLeaf agreed to purchase from IHMML 41,600,000 common shares of IHMML (amounting to 50% of the outstanding equity interest of IHMML) for an aggregate subscription price of CDN$52,000,000.

We have been unable to raise funds to satisfy CanaLeaf’s obligations under the subscription agreement and, as such, CanaLeaf is in default under such agreement.  In conjunction with the Subscription Agreement, we agreed on the form and content of a Shareholders’ Agreement with CanaLeaf, Medican Systems, Inc., Zenabis Limited Partnership (the shareholder of 41,600,000 common shares of IHMML), and IHMML to be executed upon delivery of the first subscription for $5,000,000 on the closing date of the subscription agreement.  Among other matters, the shareholders’ agreement sets forth what will happen if CanaLeaf fails to deliver all the funds required under the subscription agreement.  If CanaLeaf has not on or before December 31, 2014 purchased all the IHMML shares that it has agreed to purchase pursuant to the subscription agreement, then the following will occur:

1.
if the total amount paid by CanaLeaf to IHMML for the IHMML shares is $10,000,000 or less, CanaLeaf will forfeit all IHMML shares purchased by and issued to CanaLeaf, all of which will be cancelled without any payment or other consideration, liability or obligation of any party hereto to CanaLeaf;

2.
if the total amount paid by CanaLeaf to IHMML for the IHMML shares is more than $10,000,000 by not more than $25,000,000, IHMML shall have the option, exercisable on notice to CanaLeaf on or before December 31, 2014, to purchase all IHMML shares held by CanaLeaf at a price of $1.00 per Share;

3.
if the total amount paid by CanaLeaf to IHMML for the IHMML shares is more than $25,000,000, or if IHMML did not exercise its option pursuant to the shareholders’ agreement, CanaLeaf will be entitled to retain the IHMML shares purchased pursuant to the subscription agreement, but they will not have any of the sell interests or rights defined in the shareholders’ agreement.

As of the date of this prospectus, we have not delivered the first two payments (in an aggregate of CND $21 million) as required under the subscription agreement.  We have not obtained significant funding (in an aggregate of at least CND $52 million) to consummate our acquisition of the IHMML shares in order to successfully launch and continue our business.  We would lose all or virtually all of our shares in IHMML under if we do not fund IHMML according to the payment schedule described therein by December 31, 2014.  Any funds may not be readily available or may not be available on terms acceptable to us.  As such, our failure to raise funding in the near future would have a significantly adverse impact on our business viability and could cause our business to fail.  We do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all.

Although we are trying to restructure our obligations under the subscription agreement with IHMML, we may be unable to do so, which would likely lead to failure of our business.

We and our CanaLeaf subsidiary are parties to a non-binding letter of intent which outlines a proposed transaction under which CanaLeaf’s obligations under the subscription agreement with IHMML as described above would be restructured.  Under such proposed transaction, Zenabis would transfer 51% of its interests in IHMML to CanaLeaf, and we would issue new shares of our common stock to Zenabis or its affiliates equal to 70% of our fully-diluted capitalization.

The letter of intent is not binding on the parties, and assurances can be given that we will consummate the transactions contemplated by such letter of intent.  Our ability to consummate such transactions could be frustrated by tax or regulatory issues or by our failure to come to final terms with Zenabis and its affiliates.  If we are unable to consummate such transactions or otherwise modify the terms of the subscription agreement with IHMML, our business would likely fail and you could lose your entire investment in our company.

Even if we are able to consummate the transactions contemplated by our July 25, 2014 letter of intent, there is a risk that our business might still not launch or be successful to any degree.

If we consummate our transaction set out in our July letter of intent, our company would be controlled by affiliates of IHL and Monark, and such parties would have the rights to appoint or directors and officers.  There is a risk that such new ownership and management may be unable to implement our business plans to operate a medical marijuana business in Canada, either because insufficient capital can be raised for the effort or for many other reasons, including those which could be beyond the control of our company or its management.  In such an instances, our business would likely fail and you could lose your entire investment in our company.

Given our lack of revenue and cash flow, we will need to raise additional capital, which may be unavailable to us or, even if consummated, may cause dilution or place significant restrictions on our ability to operate.

According to our management’s estimates, based on our current cash on hand and further based on our budget, we believe that we will have sufficient resources to continue our activities only into October 31, 2014.

Since we are likely to be unable to generate sufficient, if any, revenue or cash flow to fund our operations for the foreseeable future, we will need to seek additional equity or debt financing to provide the capital required to establish or expand our operations. We may also need additional funding for developing products and services, increasing our sales and marketing capabilities, promoting brand identity, and acquiring complementary companies, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes.

We do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all.  If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities, our operations and financial condition may be materially adversely affected and our business might fail.

If we raise additional capital by issuing equity securities, the percentage ownership of our existing stockholders may be reduced, and accordingly these stockholders may experience substantial dilution.  We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock. Given our need for cash and that equity raising is the most common type of fundraising for companies like ours, the risk of dilution is particularly significant for stockholders of our company.

Debt financing, if obtained, may involve agreements that include liens on our assets, covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, could increase our expenses and require that our assets be provided as a security for such debt.  Debt financing would also be required to be repaid regardless of our operating results.

If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or candidate products, or to grant licenses on terms that are not favorable to us.

We cannot accurately predict the volume or timing of any future sales, making the timing of any revenues difficult to predict.

Even if we are able to launch our business, we may be faced with regulatory or operational challenges that could impede our ability to commence sales of our medical marijuana products.  Consequently, we may incur substantial expenses and devote significant management effort and expense in launching sales efforts, which may not result in revenue generation.  We must also obtain regulatory approvals to engage in our business, which is subject to risk and potential delays, and which may not actually occur.  As such, we cannot accurately predict the volume or timing of any future sales of our products.

We may not acquire the facilities as planned and will therefore not be able to commence operations on the timetable or the scale that we have planned.

A key component to our growth and future operations is the retrofitting of the Atholville Facility in New Brunswick and the potential Delta Facility in British Columbia to house our growing and business operations.  If these facilities are not obtained or if something happens to these facilities, we may experience significant delays and expenses as in our efforts to find new facilities, which would adversely impact our operating results and could damage, perhaps irrevocably, the viability of our business.

There is no assurance that we will be able to obtain required supply of materials and skilled labor.

Our ability to compete and grow will be dependent on us having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that we will be able to secure or maintain our required supply of skilled labor, equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by our capital expenditure program may be significantly greater than anticipated by our management, and may be greater than funds available to us, in which circumstance we may curtail, or extend the timeframes for completing, its capital expenditure plans. This could have an adverse effect on our financial results.

We may not be able to effectively manage our growth.

If we are able to launch our business, any growth in or expansion of our business is likely to place a strain on our management and administrative resources, infrastructure, and systems.  As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes, and our access to financing sources.  We also will need to hire, train, supervise, and manage new employees.  These processes are time consuming and expensive, will increase management responsibilities, and will divert management attention.  We cannot assure you that we will be able to:

•	expand our products effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	meet our capital needs;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

If we incur substantial liability from litigation, complaints, or enforcement actions our financial condition could suffer.

Litigation, complaints, and enforcement actions involving us could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability and growth prospects.  We have not been, and are not currently, subject to any material litigation, complaint or enforcement action regarding our publications by any federal, state or foreign regulatory authority.

We will be required to attract and retain top quality talent to compete in the marketplace.

We believe our future growth and success will depend in part on our ability to attract and retain highly skilled managerial, product development, sales and marketing, and finance personnel.  There can be no assurance of success in attracting and retaining such personnel.  Shortages in qualified personnel could limit our ability to increase sales of existing products and services and launch new product and service offerings. The population of the area and preference for youth to move from the North to the South of Canada is a risk factor that will require considerable planning and recruitment efforts.

Our forecasts are highly speculative in nature and we cannot predict results in a development stage company with a high degree of accuracy.

Any financial projections, especially those based on ventures with minimal operating history, are inherently subject to a high degree of uncertainty, and their ultimate achievement depends on the timing and occurrence of a complex series of future events, both internal and external to the enterprise.  There can be no assurance that potential revenues or expenses we project will, in fact, be received or incurred.

We will be subject to evolving and expensive corporate governance regulations and requirements.  Our failure to adequately adhere to these requirements or the failure or circumvention of our controls and procedures could seriously harm our business.

As a publicly traded company, we are subject to various federal, state, and other rules and regulations, including applicable requirements of the Sarbanes-Oxley Act of 2002.  Compliance with these evolving regulations is costly and requires a significant diversion of management time and attention, particularly with regard to our disclosure controls and procedures and our internal controls over financial reporting.  Our internal controls and procedures may not be able to prevent errors or fraud in the future.  Faulty judgments, simple errors or mistakes, or the failure of our personnel to adhere to established controls and procedures, may make it difficult for us to ensure that the objectives of the control system are met.  A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our business and results of operations.

The limited size of our senior management team may hamper our ability to effectively manage a publicly traded company while developing our products, which may harm our business.

Our management team has experience in the management of publicly traded companies and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  They realize it will take significant resources to meet these requirements while simultaneously working on developing, marketing, distributing, and protecting our products. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business. The limited size of our management team may hinder our ability to effectively expand our research and development, conduct clinical trials and horticulture advancements, meet regulatory demands, or otherwise develop, market, or sell our products.  The same may also be true of any new management team that comes to our company as part of the transactions contemplated by our July 2014 letter of intent.

Our independent auditor's reports on our financial statements for the years ended December 31, 2013 and 2012 includes a "going concern" explanatory paragraph.

        We presented our financial statements on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time.  Our independent auditor’s reports include an explanatory paragraph referencing our recurring losses and the absence of current revenue sources which raises substantial doubt about our ability to continue as a going concern.  This means that we may have to curtail or cease our planned operations and we may not generate enough funds to pay our general operating expenses and bills from professionals and other advisors that we are obligated to pay.

Risks Related to Our Industry

We are subject to significant regulation by the Canadian Federal Government. There is no assurance that we or our affiliates will be granted licensed producer status by Health Canada. Any failure or delay in obtaining such status would materially and adversely affect our operations.

The regulations regarding medical marijuana in Canada have changed significantly since 2013 with the implementation of the Marijuana for Medical Purposes Regulation (MMPR).  Our activities are subject to regulation by governmental authorities, particularly Health Canada. Our business operations are closely tied to the MMPR in that IHMML’s receipt of a production license will be critical to our operational success in the future. There is no assurance that we or our affiliates will be approved by Health Canada or will be granted licensed producer status. Should we or our affiliates be unable to obtain all required licenses, or if the regulations in Canada continue to change, our business would not be able to operate or there could be significant cost to change our operations to remain compliant with the laws and regulations.

If we or our affiliates are successful in obtaining all required licenses, any achievement of our business objectives are contingent, in part, upon compliance with regulatory requirements promulgated by the governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of our products. We cannot predict the time required to secure all appropriate regulatory approvals for our future products, or the extent of testing and documentation that may be required by governmental authorities. Any delays in obtaining, or failure to obtain regulatory approvals would significantly delay the development of markets and products and could have a material adverse effect on our business, results of operations and financial condition.

There are many regulations and governmental agencies that regulate the medical marijuana industry, and there will likely be increased and/or changing regulations as the industry becomes more mainstream with more participants.

As the viability and success of our proposed business is highly dependent on regulatory reform of the medical marijuana industry, particularly in Canada, any changes due to public opinion, government leadership, or lobbying may affect the business environment under which IHMML will be operating. Although reforms and regulatory changes have been widely publicized it is still possible that such regulations may change.  Any changes in laws, rules, regulations, public opinion or political support for our business plan could have a material adverse impact on our business prospects.

We are exposed to risks related to fluctuations in the Canadian economy.

Several factors may affect the financial stability of companies operating in Canada, including:

•	expand our products effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	meet our capital needs;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Any of the foregoing events may negatively impact the overall profitability and financial stability of the Company.

There are sales risks associated with the cannabis and medical marijuana industry because cannabis is a controlled substance.

As cannabis is a controlled substance, direct consumer marketing is not allowed. All products can only be prescribed by a physician and, to be successful, companies will have to develop programs targeted to this group. Traditionally in this sector, growers have targeted users as opposed to the doctors. The new regulations will change this traditional approach and will require growers to target doctors.  If we are unable to properly conduct sales in a regulated environment or target the appropriate audiences for our medical marijuana products, our results of operations and business prospects could be substantially impaired.

We are operating in a highly competitive industry and may not be able to compete successfully.

We are involved in a highly competitive industry where we may compete with numerous other companies in the medical marijuana industry, who may have far greater resources, more experience, and personnel perhaps more qualified than we do.  There can be no assurance that we will be able to successfully compete against these other entities, particularly since we are just a start-up enterprise. To remain competitive, we will require a continued high level of investment in research and development, marketing, sales and client support. We may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect our business, financial condition and results of operations.

We are subject to risks inherent in an agricultural business.

        Our business involves the growing of medical marijuana, an agricultural product. As such, the business is subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although we expect to grow our products indoors under climate controlled conditions, carefully monitoring the growing conditions with trained personnel, there is a risk that natural elements will have a material adverse effect on the production of our products, which in turn could have a material adverse effect on our results of operations.

We are subject to risks related to rising energy costs.

Our medical marijuana growing operations will consume considerable energy, making us vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact our business and our ability to operate profitably.

We are subject to risks related to transportation disruptions.

Due to the perishable nature of agricultural products, we will depend on fast and efficient courier services to distribute our product. Any prolonged disruption of this courier service could have an adverse effect on our financial condition and results of operations. Rising costs associated with the courier services used by us to ship our products may also adversely impact the our business and our ability to operate profitably.

                Our reputation in the industry will be very important as we grow the business, and any negative impact on our reputation could be damaging to our business.

As a producer and a retailer of a controlled substance in Canada that has been commonly associated with various other narcotics, violence, and criminal activities, there is a risk that our business would result in negative publicity and public opinion.  Lack of understanding and awareness of the medical benefits associated with cannabis is poorly understood across the mainstream public despite various efforts to build such awareness.  These conditions could adversely impact our ability to operate and could have a negative impact on our stock price.

There are safety operational risks related to the cultivation and storage of our products at the facilities.

Given the nature of the product and its lack of legal availability outside of the therapeutic channels, as well as the concentration of abundant stock within one facility, despite meeting or exceeding Health Canada’s security requirements, there remains a risk of shrinkage as well as theft. Also, as an agricultural product, despite meeting or exceeding Health Canada’s requirements regarding good production practices, there remains a risk of diseases and pests impacting not only yield and revenue but overall product quality to consumers.

There are risks related to the quality and quality control of our products.

We may be subject to liability of our products and must ensure quality control of the product at every stage. As a manufacturer and distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of our products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with its clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products.

Increased popularity with the legalization of medical cannabis in Canada and the United States could result in unfavorable media coverage, which could ultimately negatively affect our business. In addition, adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, could have a material adverse effect on the demand for our products, our business, results of operations, financial condition and cash flows.

Our business industry receives a high degree of media coverage in the United States.  The legalization of cannabis, both for medical uses and recreational uses, is becoming popular in the United States and Canada.  This will increase the amount of media coverage our business industry receives.

We believe the medical marijuana industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the medical marijuana produced. Consumer perception of our future products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medical marijuana products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the medical marijuana market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for our products, our business, results of operations, financial condition and our cash flows. Our dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the demand for our products and our business. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of medical marijuana in general, or our products specifically, or associating the consumption of medical marijuana with illness or other negative effects or events, could have such a material adverse effect. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed. This media coverage could be negative coverage that may affect how others view our business.  If this occurs, we may have difficulty attracting new customers.

Cannabis is not legal to grow in the U.S. under federal law, although it may be imported and sold in the U.S. Importation is subject to a “zero tolerance” policy as a controlled substance under the U.S. Controlled Substances Act.

In certain states, the growth and cultivation of cannabis is legal (California, Colorado, Hawaii, Kentucky, Maine, Maryland, Montana, North Dakota, Oregon, Vermont and West Virginia), although states are resistant to allow the cultivation of cannabis due to resistance from the U.S. Department of Drug Enforcement Agency (“DEA”) and prohibitions of federal law.Upon the production and sale of marijuana-based products to consumers, our products will be required to comply with various regulations at the province and Canadian levels. At this time, our product will only be sold in Canada under the MMPR.  We will be unable for the foreseeable future to sell our products in the United States, would impair our prospects for revenue and profit.

Risks Relating to Ownership of Our Securities

Adjustments to the conversion price for our convertible note issued in June 2014 will dilute the ownership interests of our existing stockholders.

The $1.5 million face value convertible note we issued in June 2014 is convertible at any time after issuance, in whole or in part, at the holder’s option, into shares of our common stock at conversion price equal to the lesser of (i) $1.90 and (ii) 70% (60% in the event of default) of the average of the two lowest volume weighted average price of our common stock during the 12 consecutive trading days immediately preceding the applicable conversion date.  There is no floor on the potential conversion price of the note.  Accordingly, if the closing market price of our common stock decreases to less than $1.90 per share, the number of shares issuable upon conversion of the note will increase, and may result in the issuance of a significant number of additional shares of our common stock upon conversion.  This could cause significant dilution to existing investors and, if the shares are sold, cause our public stock price to decline, perhaps significantly.

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the Over-the-Counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•	variations in our operating results;

•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•	changes in operating and stock price performance of other companies in our industry;

•	additions or departures of key personnel; and

•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares are thinly traded and you may be unable to sell at or near ask prices, or at all.

We do not have a liquid market for our common stock, and we cannot predict the extent to which an active public market for trading our common stock will be achieved or sustained.

This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

An active trading market for our common stock may not develop or be sustained.

As we are in our early stages, an investment in our company will likely require a long-term commitment, with no certainty of return. Although our common stock is listed for quotation on the OTCBB and OTCQB markets under the symbol of MDCN, we cannot predict whether an active market for our common stock will ever develop in the future.  In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;

•	market visibility for shares of our common stock may be limited; and

•	a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

The OTCBB and OTCQB markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE MKT (formerly known as the NYSE AMEX).  In this event, there would be a highly illiquid market for our common stock and you may be unable to dispose of your common stock at desirable prices, or at all.  Moreover, there is a risk that our common stock could be delisted from the OTCBB and OTCQB, in which case it might be listed on the so called “Pink Sheets”, which is even more illiquid than the OTCQB.

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable.  The lack of an active market may also reduce the fair market value of your shares.  An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

We may not maintain qualification for OTC Bulletin Board or OTCQB inclusion, and therefore you may be unable to sell your shares.

Trading of our common stock could be suspended.  If for any reason our common stock does not become eligible or maintain eligibility for quotation on the OTCBB or OTCQB or a public trading market does not develop, purchasers of shares of our common stock may have difficulty selling their shares should they desire to do so.  If we are unable to satisfy the requirements for quotation on the OTCBB and OTCQB, any quotation of in our common stock could be conducted in the “pink” sheets market.  As a result, a purchaser of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the price of their shares.  This would materially and adversely affect the liquidity of our securities.

Our majority stockholders will control our company for the foreseeable future, including the outcome of matters requiring stockholder approval.

Our officers and directors collectively have approximately 37% beneficial ownership of our company.  As a result, such individuals will have the ability, acting together, to control the election of our directors and the outcome of corporate actions requiring stockholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws.  This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other stockholders and be disadvantageous to our stockholders with interests different from those individuals.  Certain of these individuals also have significant control over our business, policies, and affairs as officers or directors of our company.  Therefore, you should not invest in reliance on your ability to have any control over our company.

Moreover, if the transactions contemplated by our July letter of intent with Zenabis are consummated, Zenabis and its affiliates will own 70% of our outstanding securities on a fully-diluted basis.  As such, the foregoing risks will be even more prevalent if such transaction is consummated.

There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our company.

 Proper systems of internal controls over financial accounting and disclosure are critical to the operation of a public company.  As we are a start-up company, we are at the very early stages of establishing, and we may be unable to effectively establish such systems, especially in light of the fact that we expect to operate as a publicly reporting company.  This would leave us without the ability to reliably assimilate and compile financial information about our company and significantly impair our ability to prevent error and detect fraud, all of which would have a negative impact on our company from many perspectives.  Moreover, we do not expect that disclosure controls or internal controls over financial reporting, even if established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met.  Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs.  Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected.  Failure of our control systems to prevent error or fraud could materially adversely impact us.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to deploy available capital to execute our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Exchange Act which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. Although we are not currently the subject of any pending litigation, we may, in the future, be the target of such litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The elimination of monetary liability against our director, officer and employees under Nevada law and the existence of indemnification rights of our director, officer and employees may result in substantial expenditures by our Company and may discourage lawsuits against our director, officer and employees.

Our articles of incorporation provide that directors and officers of the Company will not be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the payment of dividends.  In addition, our bylaws implement indemnification provisions requiring the Company to indemnify our directors to the fullest extent permitted by state law, and permit our board of directors to indemnify our officers.  We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

As a public company, our business is subject to regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A majority of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that one year following a company ceasing to be a “shell company” and filing Form 10 information with the SEC to that effect, a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCQB). A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

Because we were once a “shell company,” if we ever become delinquent with the filing of our reports, Rule 144 will no longer be available until and unless we become current.

Rule 144 provides, as indicated above, that sales of securities of a former shell company may only be made once the applicable waiting period has terminated and only if appropriate current information is available by the company, and that it has filed all relevant periodic reports that it is required to file. If we become delinquent with our SEC reports, any holders of restricted securities will no longer be able to sell until, if ever, the company becomes current. No assurance can be made that we will be able to remain current with its reports given the costs of an international audit and difficulty in raising capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	the new and evolving regulatory requirements in Canada regarding the production and distribution of medical marijuana;
•	our ability to secure and maintain our relationships with our key commercial partners;

•	our expectations regarding the commercial market for our products;

•	the effect of competition; and

•	the availability of required additional financing.

•	obtain substantial additional funds to commence and expand our planned operations;

•	obtain and maintain all necessary regulatory approvals and licenses and to operate our business in compliance with the same;

•	meet obligations and required milestones under agreements;

•	retain key executives, and attract, retain and motivate qualified personnel;

•	be capable of manufacturing and distributing our product in commercial quantities at reasonable costs; and

•	compete against others in a profitable manner.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders.

We would receive proceeds upon the exercise of the warrants held by the selling stockholders which, if such warrants are exercised in full for cash would be approximately $640,338.  Proceeds, if any, received from the exercise of such warrants will be used for working capital and to support our manufacturing and commercialization activities for our products. No assurances can be given that any of additional such warrants will be exercised.

DIVIDEND POLICY

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Prospective investors should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Plan of Operation

We are a pharmaceutical business currently focused on developing, distributing and marketing medical marijuana in Canada.  Leveraging recently enacted Canadian federal law establishing a national regulatory system for the production and distribution of medical marijuana in Canada, we are presently seeking to establish collaborations with experienced agriculture and pharmaceutical distribution companies in Canada to facilitate this business.  As of the date of this prospectus we have not commenced the actual the production and sale of medical marijuana but are seeking to lay the foundation to commence this business.

We are presently seeking to acquire a 51% interest in International Herbs Medical Marijuana Ltd. (“IHMML”), a company that is applying to obtain licensed producer status from Health Canada.  Our plan of operation for the next 12 months is to continue to establish joint ventures with key individuals in the industry, and (through our subsidiary CanaLeaf Systems Inc. (“CanaLeaf”) and its interest in IHMML) to obtain approval from Health Canada as a licensed commercial grower and open and begin operations in a proposed facility in Atholville, New Brunswick.

On July 25, 2014, we and CanaLeaf entered into a Non-binding Letter of Intent (the “LOI”) with Zenabis Limited Partnership (“Zenabis”) and IHMML.  Pursuant to the LOI, we intend to restructure our proposed acquisition of an interest in IHMML so that we will acquire an outright 51% interest in IHMML and an option to acquire the remainder and, in return, IHMML and its affiliates will obtain a majority ownership interest in and control of our Company.

IHMML is a Canadian company that has applied for a commercial medical marijuana license under the recently established Canadian Marihuana for Medical Purposes Regulations (“MMPR”).  The MMPR came into effect on April 1, 2014 and is a federal program that legalizes the commercial production of medical marijuana for medical use.  IHMML is currently owned by Zenabis, a Canadian partnership owned by affiliates of International Herbs Ltd. (“IHL”), a leader in the production of fresh herbs and specialty produce in Canada, and The Monark Group (“Monark”), a full-service provider of pharmaceutical marketing, information technology and call center services in Canada.

CanaLeaf is a party to an April 2014 subscription agreement with IHMML under which CanaLeaf was to purchase 50% of IHMML for CDN$52 million.  Under the terms of the transaction as set out in the LOI, CanaLeaf’s subscription rights will be restructured as follows:

•	the obligation of CanaLeaf to purchase its interest in IHMML will terminate and instead, CanaLeaf will acquire 51% of the outstanding interests in IHMML outright;
•	Zenabis or its designees will receive newly issued shares of our common stock in an amount equal to 70% of the fully diluted currently outstanding shares of our Company;
•	the senior management of IHMML (including representatives of IHL and Monark) will take over the day-to-day operations of our Company, and Zenabis will appoint new directors of the Company; and
•	Zenabis will grant to CanaLeaf a five-year option to acquire the remaining 49% ownership interest in IHMML at fair market value.

The LOI is a non-binding statement of intention of the parties, and the final terms of the transaction are subject to change based on tax and regulatory considerations and discussions between the Company and Zenabis.  The parties are proceeding to prepare execute definitive agreements for the transaction, with the intention that a closing occur by September 15, 2014.

Based on our current obligations, we will have significant foreseeable cash requirements related to the establishment of our business, including the acquisition of our interest in IHMML and the funding of our initial operations. Additionally, we will have expenses that related to maintaining our good standing or the payment of expenses associated with legal fees, accounting fees, outstanding debt and other general operating expenses.  No assurances can be given that we will be able to fund our business or establish our operations, which could cause us to reevaluate our business strategy in its entirety and could lead to the failure of our business.

Critical Accounting Policies and Estimates

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("US GAAP"). US GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expenses amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to US GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements

Results of Operations

Six Months Ended June 30, 2014 Compared to Six Months Ended June 30, 2013

Selling, General and administrative expenses were $224,550 for the June 30, 2014 period, compared to $27,085 for the June 30, 2013 period.  This change in selling, general and administrative expenses for the six months ended June 30, 2014 was primarily due to payments made under the Amended Subscription Agreement and increased accounting and compliance fees since we are no longer a shell company as it was during the period ending June 30, 2013.  We had a net loss of $39,001,754 for the June 30, 2014 period compared to a net loss of $32,320 for the June 30, 2013 period.  The increase in net loss for the six month period ended June 30, 2014 is due to the payments owed under the Subscription Agreement.

We issued 13,531,078 common shares pursuant to consulting, legal, management, and investor relations services, valued at $35,218,845 during the six months ended June 30, 2014, which accounted for the majority of the net loss.  No common shares were issued pursuant to such services in the six months ending June 30, 2013.

Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

Our current operations began on October 1, 2013.  General and administrative expenses were $367,042 for the year ended December 31, 2013, compared to $9,467 for the period ended December 31, 2012. General and administrative expenses were comprised mainly of accounting, legal, consulting, and compliance fees.  We had a net loss of $376,449 for the period ended December 31, 2013 compared to a net loss of $18,904 for the period ended December 31, 2012.  The increase in net loss for the period ended December 31, 2013, is due to the increase in general and administrative expenses resulting from consulting fees and other services arising from the change in control of the company.

Liquidity and Capital Requirements

On June 30, 2014, we had $370,465 in cash (not including $700,000 placed in escrow with an attorney escrow account to be released upon our instructions), as compared to no cash or cash equivalents on hand on June 30, 2013. This change is due to the financing activities (such as private placements) we engaged in during such period.

        During the six months ending June 30, 2014, We received gross proceeds of $1,055,735 pursuant to private placements (June 30, 2013 - $nil).  We received proceeds of $1,360,000 from issuance of various convertible notes (June 30, 2013 - $nil).

Off-Balance Sheet Arrangements

We had no Off-Balance Sheet arrangements during the fiscal quarter ended March 31, 2014.

BUSINESS

Overview

We are a pharmaceutical business currently focused on developing, distributing and marketing medical marijuana in Canada.  Leveraging recently enacted Canadian federal law establishing a national regulatory system for the production and distribution of medical marijuana in Canada, we are presently seeking to establish collaborations with experienced agriculture and pharmaceutical distribution companies in Canada to facilitate this business.  As of the date of this prospectus, we have not commenced the actual the production and sale of medical marijuana but are seeking to lay the foundation to commence this business.

We currently have three subsidiaries through which we plan to operate our business.

Medican Systems, our direct wholly-owned subsidiary, is a corporation incorporated under the laws of the Territory of the Yukon under incorporation number 535642 on December 30, 2013.  The primary focus of Medican Systems is to function as a holding company for Canadian based investments, joint ventures and opportunities.

Medican Delta, which is wholly-owned by Medican Systems, is a corporation incorporated under the laws of the Province of British Columbia under incorporation number BC0989867 on December 31, 2013.  The primary focus of Medican Delta is to pursue opportunities in the medical marijuana industry in and around the city of Delta in British Columbia, Canada.

CanaLeaf, which is also wholly-owned by Medican Systems, is a corporation incorporated under laws of Canada under the Canada Business Corporation Act under incorporation number 883348-6 on March 25, 2014.  CanaLeaf is our principal operating subsidiary, and “CanaLeaf” is the consumer-facing brand name for our business.  Through Canaleaf, we expect to own a 50% interest in International Herbs Medical Marijuana Ltd. (or IHMML), a company that is applying to obtain licensed producer status from Health Canada as described further below.

Canadian Regulatory Changes Regarding Medical Marijuana

Until recently, the medical use of marijuana in Canada was governed by the Marihuana Medical Access Regulations (or MMAR), a regulation to the federal Controlled Drugs and Substances Act (or CDSA), which allowed qualified patients to access medical marijuana by growing their own marijuana, designating a third party to grow marijuana for them, or purchasing marijuana directly from Health Canada, the department of the federal Canadian government which oversees public health matters.  Although the MMAR was repealed effective March 31, 2014, preliminary injunction orders rendered by the Federal Court of Canada on March 21, 2014 and May 7, 2014 have exempted certain MMAR patients from the repeal, pending a trial of the issues raised in those proceedings.

Since April 1, 2014, access to medical marijuana in Canada has been exclusively pursuant to the “Marihuana for Medical Purposes Regulations” (or MMPR), the bulk of which came into force in 2013.  The MMPR, which is also a regulation to the CDSA creates a licensing scheme for the commercial production and distribution of dried marijuana for medical purposes.  Patients (other than those subject to the preliminary injunction orders previously mentioned) are now prohibited from growing their own medical marijuana.  Rather, the production and distribution of medical marijuana is restricted to licensed producers pursuant to the MMPR. Licensed producers are permitted to grow strains of their choosing based on market demand and to freely set pricing for their various marijuana strains.

Our Business Collaborations

Fueled by the recent changes in the regulatory environment for medical marijuana business in Canada, we seeking to enter into agreements with well-known Canadian businesses in this industry in order to fully explore the emerging opportunities.

On March 13, 2014, our company, Medican Systems and CanaLeaf (which we refer to collectively as Medican CanaLeaf) entered into an Amended and Restated Management Services Agreement with International Herbs (BC) LTD., an affiliate of International Herbs Ltd., (or IHL), a leader in the production of fresh herbs and specialty produce in Canada LFG Advisory Ltd., and LFG Advisory & Accounting Ltd. (which we refer to together with LFG Advisory Ltd., as LFG).  According to the agreement, the parties agree to cooperate and work together to promote and develop the business of CanaLeaf and to assist CanaLeaf in partnering with IHMML, which is presently applying to Health Canada to become a licensed commercial medical marijuana grower and receive a commercial growing license.  IHMML has received notice from Health Canada that its application is completed and has undergone a preliminary site assessment from Health Canada. IHMML also owns the rights for “Zenabis”, another consumer facing brand that will be developed in conjunction with CanaLeaf.

On April 8, 2014, CanaLeaf entered into an Subscription Agreement under which CanaLeaf was expected to become a 50% holder of the issued and outstanding common shares of IHMML by subscribing for 41,600,000 common shares of IHMML for an aggregate subscription price of CND$52,000,000.  IHMML planned to use these investment proceeds to acquire certain lands, retrofit and/or build a marijuana growing operation and attend to the growing, marketing, research and development, training, distribution and retail sale of medical marijuana in Canada as regulated by Health Canada.  Such lands were originally contemplated to include (a) a building in Atholville, New Brunswick with 300,000 square foot of grow space within a 393,000 square foot facility (which we refer to as the Atholville Facility), (b) a 273,000 square foot facility, in Poekmouche, New Brunswick (which we refer to as the Poekmouche Facility), and (c) a property with a 25,000 square foot facility in Delta, British Columbia (which we refer to as the Delta Facility).  The other 50% interest in IHMML was to be owned by Zenabis Limited Partnership, a Manitoba limited partnership (which we refer to as Zenabis), which is owned in turn by affiliates of IHL and The Monark Group (or Monark).  Monark is a full-service provider of marketing, information technology, and call center services In Canada.  Currently, CanaLeaf has been unable to raise funding necessary to fulfill its obligations under the Subscription Agreement. As of the date of this prospectus, the acquisition of the Atholville Facility was consummated, and we determined not to pursue the Poekmouche Facility and will be focused on acquiring the Delta Facility.

On July 25, 2014, we entered into a Non-binding Letter of Intent (which we refer to as the LOI) with the CanaLeaf, Zenabis and IHMML.  Pursuant to the LOI, we intend to restructure our proposed acquisition of an interest in IHMML so that our company, through CanaLeaf, will acquire an outright 51% interest in IHMML and an option to acquire the remainder and, in return, Zenabis and its affiliates will obtain a majority ownership interest in and control of our company.

Under the terms of the transaction as set out in the LOI, CanaLeaf’s subscription rights as described above will be restructured as follows:

•	the obligation of CanaLeaf to purchase its interest in IHMML will terminate and instead, Canaleaf will acquire 51% of the outstanding interests in IHMML outright;

•	Zenabis or its designees will receive newly issued shares of common stock in the Company in an amount equal to 70% of the fully diluted currently outstanding shares of the Company;

•	the senior management of IHMML (including representatives of IHL and Monark) will take over the day to day operations of the Company, and Zenabis will appoint new directors of the Company; and

•	Zenabis will grant to CanaLeaf a 5 year option to acquire the remaining 49% ownership interest in IHMML at fair market value.

The LOI is a non-binding statement of intention of the parties, and the final terms of the transaction are subject to change based on tax and regulatory considerations and discussions between the Company and Zenabis.  The parties are presently proceeding to prepare execute definitive agreements for the transaction, with the intention that a closing occur by September 15, 2014.

We believe our relationship with IHL and Monark will be key steps in establishing our company as a leader in the medical marijuana industry in Canada.  As described above, Health Canada has implemented a major shift from designated growers to licensed commercial growers.  Under the old MMAR, production was limited to two patients per grower and four patients per residential address.  Under the new MMPR system, there will be no limit to the number of patients for each licensed commercial grower.  To capitalize on this new development, we are working with IHL and Monark to implement our business plans.

We believe that IHL is an ideal manufacturing partner for our proposed business.  IHL is Western Canada’s largest fresh herb grower and importer.  Founded in 1990, IHL is also the leading specialty herbal produce grower in North American, carrying products such as fresh herbs, baby vegetables, lettuces and gourmet salads.  As an agricultural grower and distributor, IHL has the growing, testing and security expertise to be a licensed producer of medical marijuana and implement this program to its full extent.  IHL and CanaLeaf are both members of the Canadian National Medical Marijuana Association (or CNMMA).  The CNMMA was created to ensure all Canadian patients who benefit from medical marijuana have access to the highest quality of products and services to meet their health care needs in a well regulated environment. CanaLeaf plans to create opportunities for political lobbying and exposure through the CNMMA.

We believe that Monark is an ideal distribution partner for our proposed business.  With over $500 million in sales and over 5 million prescriptions filled through their system, Monark created an automated prescription ordering/refill, delivery system and customer contact process that will be integral to our business.

Once and assuming sufficient funding is obtained (through investments in our company or otherwise), IHMML expects commence retrofitting the Atholville facility with capital upgrades and will begin immediately building the growing rooms for 300,000 square feet in production area. The capital has been provided by Monark on an interim basis.

After we commence production at Atholville, the Delta Facility are expected to be retrofitted and secured for production.  The Delta Facility will serve as a growing distribution and research and development center for IHMML in Western Canada.

Corporate History

We were incorporated under the laws of the State of Nevada in October, 1988 and have operated several businesses during that time.  The following are the material organizational business developments related to our company since inception:

Commencing on or about December 5, 1990, pursuant to a Registration Statement on Form S-18 filed with the SEC and a prospectus dated as of such date, our company offered and sold units consisting of common stock and warrants that was closed on January 31, 1991.

Effective May 17, 1991, we acquired all of the issued and outstanding shares of common stock of Sentinel Diagnostics, Inc., an Arizona corporation, pursuant to an Agreement and Plan of Reorganization, and changed our name to “Sentinel Scientific, Inc.”  The Sentinel Diagnostics business operations were discontinued in late 1992 for lack of funding.

Effective August 10, 1993, and pursuant to a Reorganization Agreement, we acquired all of the outstanding shares of common stock of A.F.C. Entertainment, Inc., a corporation organized under The Companies Act of Barbados, and changed our name to “TC X Calibur, Inc.”

Effective December 31, 1993, we acquired all of the outstanding shares of common stock of Film Opticals Investments, Limited, a corporation organized under the laws of the Province of Ontario, Canada (or Film Opticals).

In 1993, Film Opticals of Canada Limited, a wholly-owned subsidiary of Film Opticals (or Film Opticals of Canada), sought court protection by filing a Notice of Intention to Make a Proposal pursuant to Subsection 50.4(1) of the Bankruptcy and Insolvency Act of Canada, because of a dispute with a creditor pursuant to a secured promissory note, and a trustee was appointed to oversee Film Opticals of Canada’s financial management in the Ontario Justice Court, General Division, Case No. B163/94.  Operation of the Film Opticals business continued pending a resolution of the dispute with this creditor.

On or about December 28, 2004, pursuant to resolutions adopted by our Board of Directors and approved by the holders of a majority our outstanding shares of common stock, we sold substantially all of our assets by the conveyance of our wholly-owned subsidiary, Film Opticals (and its subsidiary, Film Opticals of Canada), and our film library to Film Opticals of Canada 2004 Limited, a newly formed corporation organized under the Province of Ontario, Canada (or New Film Opticals), and a wholly-owned subsidiary of Berliner Holdings, Inc. (or Berliner).  Berliner was wholly-owned by our then President, Claus Voellmecke.  As consideration of the purchase and sale of these assets, Berliner agreed to cancel 500,000 shares of our common stock that it owned and agreed, together with New Film Opticals, to assume, pay and/or compromise all of our outstanding claims or liabilities related to Film Opticals and our Film Library and indemnify and hold us harmless from them.

In addition to the above referenced sale of substantially all of our assets on or about December 28, 2004, pursuant to resolutions adopted by our Board of Directors and approved by the holders of a majority of our outstanding shares of common stock, we amended our Articles of Incorporation to change our capitalization to add a class of preferred stock, and gave our Board of Directors authority to effect recapitalizations and/or name changes without further stockholder approval.

On or about September 15, 2005, certain shares of our outstanding common stock were acquired pursuant to a private transactions which shares, when accumulated with shares of our common stock that were already owned by these persons, represented a controlling interest in us.

On November 2, 2007, we announced the execution of a Letter of Intent to acquire EV Rental, LLC, a California limited liability company.  On March 3, 2008, we terminated our obligations under the Letter of Intent.

On December 28, 2007, we effected a forward split of our outstanding common stock on a basis of 2.3943 for one, while retaining the current par value of $0.001 per share, with all fractional shares rounded up to the nearest whole share, and with appropriate adjustments in our capital accounts.  All share references and computations herein take into account this recapitalization.

On February 28, 2008, we filed Restated Articles of Incorporation with the State of Nevada.

On September 11, 2008, we filed a registration statement on Form 10 of the SEC registering our common stock under Section 12(g) of the Exchange Act.  This registration statement became effective on or about November 9, 2008.

There were no material business developments in 2009.

On November 29, 2010, in the OTCBB trading market on that date, we effected a reverse split of our outstanding common stock on a basis of one for four, while retaining the current par value of $0.001 per share, with all fractional shares rounded up to the nearest whole share, and with appropriate adjustments in our capital accounts.  All share references and computations herein take into account this recapitalization.

There were no material business developments in 2011 or 2012.

Recent Developments

On June 25, 2013, Kenneth Williams, currently our Chief Executive Officer and a director of our company, entered into a series of Stock Purchase Agreements (which we call the SPAs) with Jenson Services, Inc. and several other shareholders through which Mr. Williams collectively purchased 858,946 shares of our company, representing approximately 65% of our outstanding common stock for total consideration of $96,501.  At the closing of the SPAs, Mr. Williams became the holder of an aggregate of approximately 65% of our outstanding shares of common stock, and a change of control of our company occurred.

On that same date, Travis T. Jenson resigned as the Principal Executive Officer and as a director of our company and Jason Jenson resigned as the Treasurer and Secretary of the Company.  Neither individual has any dispute against our company, and their resignations were a part of the transaction by which Mr. Williams acquired control of our company.  At this time, we also increased the number of members of the Board of Directors from three to four, which was within the range of directors allowed by its Bylaws. Michael Thompson was appointed as a director of our company and Mr. Williams was appointed as a director and the Chief Executive Officer and Chief Financial Officer of our company.  On July 19, 2013, Jason Jenson resigned as a director of our company.  On July 22, 2013, Harold Jensen resigned as a director of our company. These resignations were not as a result of any dispute with our company and as also a part of the transaction by which Mr. Williams acquired control of our company.

As approved by our Board of Directors and majority shareholder on July 2, 2013, and subsequently announced to the shareholders via mailing, we filed Articles of Amendment to our Articles of Incorporation on August 6, 2013 changing our name to Medican Enterprises, Inc. This name change became effective with FINRA on September 18, 2013, and our stock symbol was changed to “MDCN”.

On August 16, 2013, our board of directors approved a stock dividend, on a basis of 20:1, pursuant to which, our shareholders as at September 24, 2013 received twenty (20) shares of our common stock for each one (1) share of common stock  held. The pay-out date as approved by our board of directors and FINRA was September 25, 2013.  Upon completion of the stock dividend, our issued and outstanding shares increased from 1,325,062 to 26,501,240 shares of common stock.

In the fourth quarter of 2013, we formed two subsidiaries in anticipation of our emerging Canadian medical marijuana business: Medican Systems and Medican Delta.  At that time, we were contemplating a business model based onproviding information about and within the medical cannabis industry through publications and through forging strategic relationships with individuals and related businesses within the industry.  We have since modified our business plan to be a holding company for a business engaged in the licensed production and distribution of medical marijuana in Canada.  We formed a third subsidiary, CanaLeaf, on March 25, 2014. through which we will pursue our current business plan as described under “Business-Our Business Partnerships” above.

On January 21, 2014, we appointed a new director, Gary Johnson.

On February 18, 2014, we appointed a new Chief Financial Officer, Wayne Hansen.

            In early March 2014, our Board of Directors and majority stockholder approved an increase of our authorized shares of common stock from 50,000,000 to 100,000,000 shares.

Our Products and Their Markets

Through our CanaLeaf subsidiary, we are working with IHMMLL to obtain a license through Health Canada to become a licensed commercial grower of medical marijuana.  IHMML, under Health Canada’s new regulations, intends and to begin operations in a commercial property in Atholville, New Brunswick. IHMML will produce medical marijuana, conduct research and development, and coordinate its distribution efforts at the Atholville Facility.  We also plan to retrofit and secure a second location at the Delta Facility.

IHMML has a four-pronged approach to furthering its products offered and services provided: research and development, horticultural supremacy, distribution and market penetration, and asset security.  These four principles will be the focus of our growth and potential partnerships in the future.

There are several regulatory requirements related to the entrance into the medical marijuana industry in Canada. Under the new MMPR, interested parties must apply to Health Canada to become a licensed producer.  Licensed producers can be authorized to possess, sell, provide, ship, deliver, transport, destroy, and produce marijuana for medical purposes under the MMPR.  CanaLeaf, through its proposed collaboration with IHL and IHMML, has already taken steps to meet all requirements of the new MMPR, including:

•	Designating a senior person in charge, a responsible person in charge, and an alternate responsible person in charge who meet all eligibility requirements;

•	Completion of a site application;

•	Obtaining the proper personal security clearances;

•	Meeting the physical requirements for the cultivation and storage areas at a facility;

•	Submitting a completed licensed producer application.

On a global scale, the environment pertaining to medical marijuana usage is rapidly changing across the globe. In the Czech Republic, the health ministry awarded its first license to import marijuana, months after the European Union member legalized marijuana for medical use. Uruguay made history by becoming the first country in the world to legalize the sale and production of cannabis. In the United States, the states of Colorado and Washington both voted to make the sale and use of marijuana legal. Eighteen other American states allow the use of medical marijuana.  However, the legal environment in the United States does not currently allow for us to directly be involved in any cultivation or distribution or dispensing of medical marijuana.

Canada is also effecting major changes in the regulation of medical marijuana through the rollout of the recently-enacted MMPR. Health Canada has provided several reasons for the regulatory changes, including to address concerns about the safety of home grow-ops (i.e. mold, fire risk and security concerns) and to reduce the cost of administering a program that has proven more popular than anticipated.  There is a tremendous business opportunity for companies that obtain their medical marijuana producer license as the Canadian government project revenues for the new medical marijuana industry to reach $1.3 billion by 2024.

Upon initial entry into the market, we expect to offer the following products, and undergo regular review based on customer feedback, sales data and customer data to ensure the optimal suite of products are available that not only maximizes sales but also meets customers evolving needs:

Zen-abliss® is our highest strain for Tetrahydrocannabinol (or THC) content.  THC is one of the active agent in marijuana products.  Many patients with chronic illnesses have found THC cannabinoids to effectively reduce the symptoms in the body.  THC can be effectively used in the treatment and management of pain.  Additionally, THC can be used to help manage aggression, alleviate fatigue and help patients relax by stimulating feel-good hormones.

Zen-lite® has been specifically bred for lower THC and has all the benefits of Zen-abliss® but at a lower THC cannabinoid content.

Zen-mind® is a balance of THC and Cannabidiol (or CBD), another active agent in marijuana products. CBD is known to minimize the effects of THC and many patients have found that a blending of THC and CBD achieves a balance of powerful pain relief for the body with an uplifting feeling and clear focus.

Zen-sation® is our newest addition to our popular high THC strain.  Comparable to Zen-abliss® in cannabinoid content, Zen-sation® is a pure Indica (a type of marijuana plant) that is known for its therapeutic properties and long lasting effects.

Zen-alert® is on the cutting edge of new strains for medical cannabis.  Zen-alert® has been bred specifically for the benefits of CBD and is an excellent alternative for patients looking for effective relief of symptoms without the psychoactive effects. CBD is effective and efficient in the treatment and management of varied ailments and diseases both acute and chronic.  Studies on the medicinal use of CBD have revealed that CBD is an effective anti-inflammatory substance that is more efficient compared to aspirin.

Sales and Marketing

The sales and marketing for CanaLeaf will be led by IHMML.  As a first move into the commercial production of medicinal marijuana based on MMPR regulations, the establishment of key distribution channels will be critical to CanaLeaf’s success. CanaLeaf will focus on developing two primary distribution strategies as sanctioned by MMPR regulations.

Direct Sales to Consumers via Online or Telephone Channels

•
Upon registration, consumers in Canada will be able to directly and securely purchase or re-order CanaLeaf products via the company's website which will be further enhanced through search engine optimization (“SEO”) strategies. According to the regulations of Health Canada, only patients within Canada will be able to purchase these products through these channels.

•	In order for customers to register with CanaLeaf and order its products they must provide the following documents:

•
CanaLeaf will ensure the highest level of security of its systems to ensure the confidentiality and security of customer and transactional information; system will be integrated with, a provider of technology solutions and support for commercial cannabis growing operations, for patient profiles, document storage and e-commerce functionalities.

•	CanaLeaf’s website will provide the relevant and necessary information in order to educate and advise customers to make informed purchasing decisions.

•	Online channels can further be expanded into mobile channels to provide greater ease of access by customers to CanaLeaf products.

•	Shipping will be completed by Canada Post Secured Shipping (the only approved carrier for Controlled Substances) requiring customer signature upon receipt of the product.

•	Per MMPR Section 5 “Packaging, Labelling and Shipping”, shipments will include the following features.

o	Product will only be sent to the customer’s home, shelter or the health care practitioner who provided the customer’s medical document.

o	Container for shipping will have no smell or visible indicators for the product, tamper evident and child resistant.

o	Shipment will contain prescribed information about the product and client specific label.

o	Maximum package size will be 30 day supply or a maximum of 150g max per shipment.

o	Package will be clearly labelled “Keep Out of Reach of Children” as well as list the expiration date based on stability testing prior to shipping.

Sales via Intermediaries (Medical Professionals)

Critical to not only the sales of CanaLeaf medicinal marijuana products, but also the growth of the overall industry will be the ability to gain support and promotion of medicinal marijuana by health care professionals.  CanaLeaf will work closely with medical professionals to provide educational and awareness training to ensure they understand the benefits of its products and incentivize professionals to recommend CanaLeaf products to patients that may benefit from its use, CanaLeaf will also verify the physician is able to practice and is not prohibited from prescribing controlled substances and/or narcotics. Further verification will be made with the physician’s office to ensure that the medical documentation and quantity is complete and correct.  Medical professionals will be able to scan bar codes to place direct orders online or via the phone through a dedicated line.

Once CanaLeaf has been able to establish a stronger brand and gain recognition of its product quality, medical professionals can be strategically approached to expand this channel.  However, it should be noted that intermediary channels are strongly dependent on brand and quality development and thus must be developed concurrently to optimize our strategy.

Distribution Approach

Distribution strategy will be overseen by the senior management team of IHMML.  Their experience has seen over $500 million in revenues and they have mastered the demanding complexity of software development in the pharmacy space. Integrating the merchant processing systems with proprietary software programs, they have fine-tuned the process that is vital in supporting fraud prevention tactics.  As well, their group of over 100 trained customer support representatives with experience in the health care industry leads to thorough experience in pharmaceutical processing.

We will be negotiating with large pharmaceutical and medical sales companies within Canada to market our medical marijuana to physicians throughout Canada. Typically such firms charge 2% of all sales and that rate has been factored into our model.

Competition

Although Health Canada’s regulations regarding the production and distribution of medical marijuana have only recently changed, we have several competitors in this business area, and expect there to be a great deal more competition in this area as medical marijuana use becomes more mainstream and more production licenses are granted by Health Canada.

        With the recent rollout of the new MMPR, production and sale of medical marijuana will be limited to commercial producers who are able to meet strict government and health regulations. This will effectively eliminate the 3,405 individuals licensed to grow for others and 18,063 individuals allowed to grow marijuana for personal use.  Although the MMAR was repealed effective March 31, 2014, preliminary injunction orders rendered by the Federal Court of Canada on March 21, 2014 and May 7, 2014 have exempted certain MMAR patients from the repeal, pending a trial of the issues raised in those proceedings.  As well, it has eliminated the monopoly previously enjoyed by the Saskatchewan medical marijuana producer Prairie Plant Systems (Health Canada’s exclusive grower pursuant to the MMAR).  This will likely result in market consolidation with players building up scale to meet current demand.

CanaLeaf has received notice from Health Canada that its application to Health Canada is complete. The market to obtain a license from Health Canada is competitive as there were approximately 1,000 medical marijuana license applications made over the past year, with only a few official licenses granted thus far. The number of licenses granted could have an impact on the operations of the Company.

Because of early stage of the industry in which we operate, we expect to face additional competition from new entrants. If the number of users of medical marijuana in Canada increases, the demand for products will increase and the Company expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products.

We believe that competition will likely result from two key sources:

•
Incumbent producers/retailers with established customer base, market access and production facilities. These players would likely to have already established scale beyond household production however lack operational and management expertise to expand their market base. These operators will likely require substantial investments in order to upgrade its facilities to meet new regulatory requirements. Smaller incumbents would either be too small or lack the necessary expertise to compete against commercial enterprises or do not want to expose their operations due to previous legal infractions.

•
New operators looking to leverage the opportunities provided through market liberalization will generally be enterprises possessing stronger technical and/or financial backing. These operators will likely have sound understanding of the industry and regulatory requirements, technical expertise in R&D of strains suitable and desired by the market as well as financing to establish sufficient scale to capture a substantial amount of market share from the onset. These new entrants may also purchase smaller incumbents in order to gain quicker access to key consumer markets.

Although competition from both sources will be likely, the second source of competition will likely pose a greater threat to the commercial viability of IMMHL.  The following is an analysis of the existing competitive landscape, their key individual company characteristics and how CanaLeaf competes.

Key competitors expected in the market upon formal establishment of the MMPR regulations as of April 1, 2014 will include Canna Farms Limited, CanniMedicare Inc., Peace Naturals Projects Inc., Tweed Marijuana Inc., GreenLeaf Medicinals Ltd., In The Zone Produce Ltd.,  ThunderBird Biomedical Inc., and Whistler Medical Marijuana Corporation. These companies are currently registered commercial producers with Health Canada as of April 8th, 2014. CanaLeaf has identified key threats posed by these companies, their key value proposition within the market and has developed differentiating strategies against each company.

In response to these competitors, IHMML has established key areas of differentiation and a strong set of value propositions which we believe we allow us to emerge as a leader within the industry. We aim to provide a pharmaceutical grade medical marijuana product at $7.50/gram, which is on par with several of the top players. CanaLeaf is an integrated distribution and growing facility. Given our plans for 600,000 square feet of production, our economies of scale will continue to make us price competitive particularly against smaller players such as Cannimed, Cannafarms, Tweed and Mettrum. In addition to CanaLeaf’s larger production capacity and advanced facilities, CanaLeaf also boasts a strong team of experienced technical experts with deep industry expertise and research and development capabilities in effectively responding to market needs.

A summary of what we believe are our key competitive advantages include:

•
Industry Experience:  We believe IHMML’s management team forms a key component of our competitive advantage.  The founders of IHMML currently own and operate Western Canada’s largest herb grower and importer at IHL.  The management team at IHL will bring its experience and expertise into the commercial medical marijuana market.

•
Research and Development:  Through our partnership with RPC Science & Engineering (“RPC”), a New Brunswick firm specializing in research and development for medical marijuana companies, and IHMML, we will be able to focus on research and development to increase production efficiencies which will allow us to further advance new medicinal marijuana strains for sale.  Our partnership with RPC will also allow us to improve on our quality assurance procedures, ensuring we sell only the highest-quality medicinal marijuana to the Canadian market.

•
Government Relationships: From years of experience in agriculture, CanaLeaf’s management team has formed key relationships with officials at Health Canada that will lobby the interests of IHLMM.  We believe these relationships will assist us in understanding the regulatory environment, expedite administration, as well as allow us to be privy to potential changes in regulations.  We further believe these key relationships will allow us to adapt to the changing legal and market conditions.

•
Scale: As an entrant into a highly fragmented industry, it will be a critical imperative to establish operations at a scale that will capture as much market share as possible from the onset in order to establish a stronger market position going forward.  CanaLeaf expects to acquire the New Brunswick property with sufficient size to be able to support growing space of 500,000 square feet with a production capacity of up to 450 kilograms per week.  As per financial estimates on market potential and usage, our business plan calls for CanaLeaf to capture initially a 2% market share and continue to grow that until maximum capacity is reached, at which time additional growing space (within the financial projections) will be established to meet greater demand.

•
Quality Control: CanaLeaf will partner with RPC to conduct analytical services to ensure that Division 4 of the MMPR requirements on quality for the production and sale of dried marijuana in Canada are effectively met.  RPC is licensed by Health Canada to perform analysis of cannabis for levels of cannabinol, delta-9-tetrahydrocannabinol and cannabidiol. Test methods are performed using validated, documented procedures which comply with regulatory requirements.

Research and Development

In order to ensure that our product is well received in the market and to ensure a high level of quality, we are expecting to enter into a relationship with RPC Science & Engineering (or RPC), an independent contract research and development and technical services organization located in Fredericton, New Brunswick, when the final site is completed by Health Canada. An overview of the proposed relationship is as follows:

•
Our goal is to be the pioneer in providing premium quality strains of medical marijuana to Canadians.  We will partner with RPC to utilize their research and development background with medical marijuana and create programs to help achieve our goals.  This includes sponsoring academic research and providing grants.

•
RPC will improve our Quality Assurance (QA) program and implement Good Production Practices (GPPs) which will be followed at all stages of production including cultivation, harvesting, processing, packaging, labelling and storage of medical marijuana at our state of the art facility.  The end result will be an independently-verified, high quality medical marijuana for our customers.

Intellectual Property

IHMML holds trademarks including the brand names Zenabis and Canaleaf.

Governmental Regulation

United States

While we intend to focus our business efforts entirely in Canada at least initially, we may, if regulatory and business conditions allow, operate in the United States.  Cannabis is not legal to grow in the U.S. under U.S. federal law, although it may be imported and sold in the U.S.  Importation is subject to a “zero tolerance” policy as a controlled substance under the U.S. Controlled Substances Act. In certain states, the growth and cultivation of cannabis is legal (California, Colorado, Hawaii, Kentucky, Maine, Maryland, Montano, North Dakota, Oregon, Vermont and West Virginia), although states are resistant to allow the cultivation of cannabis due to resistance from the U.S. Department of Drug Enforcement Agency (the “DEA”) and prohibitions of federal law.

Upon the production and sale of marijuana-based products to consumers, our products will be required to comply with various regulations, including approvals of the federal, state and local governments. We have no current plans to participate in any of these activities in the United States until such time as the legal environment has stabilized and there can be legal certainty surrounding any activities in the medical marijuana industry in the United States.

Canada

The legislation pertaining to medical marijuana has undergone significant recent changes in Canada.  The new MMPR was announced on December 2012 as a Health Canada initiative by the Government of Canada. The purpose of this legislation was to allow for the regulation of commercial-scale production of medical marijuana. The new MMPR has replaced the previous regime for medical marijuana in Canada, as set out in the MMAR. In 2001 there were around 100 authorized users and this number grew to 40,000 by 2013. The rapid growth in the user base required more oversight from a health and safety standpoint as the old system was simply not economical in the long-run.    Under the MMPR, only corporations or entities who meet the stringent requirements to obtain a license under the new MMPR will be allowed to produce medical marijuana in Canada.

Health Canada’s role under the old program was to authorize and license individuals with medical support and administer production contracts.  Under the new program, Health Canada will regulate licensed producers, including licensing, audit and inspection.  Support for access to medical marijuana will be through physicians or nurse practitioners.  Doctors are able to recommend medical marijuana to treat chronic diseases and conditions.  Medical marijuana is used to treat symptoms of a wide variety of medical conditions including AIDS, cancer, ADHD, multiple sclerosis, Crohn's disease, glaucoma, epilepsy, insomnia, migraines and arthritis. Key differences between the old program (MMAR) and new program (MMPR) are as follows:

	Old Program	New Program
Support for Access	Physician	Physician or nurse practitioner (in provinces where nurse practitioners are permitted to do so)
Authorization	Application to Health Canada	Registration with Licensed Producer
Production	1) Purchase from Health Canada 2) Personal use production 3) Designated-person production	Licensed Producer only
Distribution	Health Canada supply sent through secure courier; designated producer can distribute in person or by mail	Licensed Producer (secure direct delivery)
Health Canada Role	Authorize and license individuals with medical support; administer production contract	Regulate Licensed Producers, including licensing, audit and inspection

Since April 1, 2014, under the new MMPR program, licensed producers are able to grow strains based on market demand and to set prices based on the different strains. IHMML has unique competitive advantages that allow us to leverage the expertise of RPC Science & Engineering for the testing and establishing protocols for pharmaceutical grade medical marijuana. In addition to lowering long-term development costs, our industry partnership with RPC gives IHMML credibility via an independent certification body.

It is anticipated that this major change will produce a vacuum in the supply of high grade medical marijuana. A new market is opening up and the economics are attractive: there is an existing client base, supply is currently limited (and will continue to be so), and there is significant demand for high-quality, laboratory tested and Health Canada standardized medical marijuana.

The MMPR authorizes three key activities: the possession of dried marijuana for medical purposes by individuals who have the support of an authorized health care practitioner; the production of dried marijuana by licensed producers; and the sale and distribution of dried marijuana by licensed producers to individuals who can possess it. Licensed producers are subject to regulatory requirements related to security, good production practices, packaging, labeling and shipping, record keeping and reporting and distribution. They are also subject to Health Canada inspections.

The Canadian Federal Government has consistently maintained its position that marijuana is not an approved drug or medicine in Canada and has not gone through the rigorous scientific trials for efficacy or safety; however the courts have required reasonable access to a legal source of marijuana for medical purposes.  As a result, the Government believes that this must be done in a controlled and regulated fashion to protect public health and safety.  On June 13, 2014, the Government published announced amendments to the MMPR which will enhance information sharing between licensed producers and Health Canada on how doctors and nurse practitioners are authorizing the use of marijuana. The new measures, including information on dosage, educational material and increased oversight, will decrease the potential for over-prescriptions and negative health impacts. It is assumed that active engagement with the medical community is the first step towards approving the use of marijuana within Canada.

Cost and Effects of Compliance with Environmental Laws

We do not believe that our current or intended business operations are subject to any material environmental laws, rules or regulations that would have an adverse material effect on our business operations or financial condition or result in a material compliance cost; however, we will become subject to all such governmental requirements to which the reorganized, merged or acquired entity is subject or may become subject.

Employees

As of August 20, 2014, we had two employees, our CEO, Ken Williams, and our CFO, Wayne Hansen.

MANAGEMENT

All directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by our Board of Directors and serve at the discretion of our Board of Directors, subject to applicable employment agreements. The following sets forth information about our director and executive officer as of the date of this prospectus:

Name	Age	Positions Held
Kenneth Williams	42	CEO, Director
Michael Thompson	43	Director
Gary Johnson	61	Director
Wayne Hansen	71	CFO

Kenneth Williams is a director and the Chief Executive Officer of our company. He has over eighteen years of work experience in information technology, security and network engineering.  Mr. Williams has held various positions as a systems and network engineer and network architect.  From 2004 to 2011, Mr. Williams worked at the University of Michigan-MBNI Research as a research network specialist.  In 2011, Mr. Williams was appointed as a chief technology officer of Digagogo Ventures Corp. and later served as the chief executive officer and director.  Since 2008, Mr. Williams has been a state-authorized caregiver in the Michigan Medical Marijuana Program.

Wayne Hansen is the Chief Financial Officer of our company. Mr. Hansen has an extensive history of corporate financial management.  Mr. Hansen is President of Caulfield Capital Management Inc. and has served in that capacity since 1997.  He was formerly a Managing Partner of Asia Liaison and Practice Partner of BDO Dunwoody.

Hon. Gary Johnson is a director of our company.  He is the former two-term Republican governor of New Mexico.  Mr. Johnson started a construction business in 1974, which grew into a multi-million dollar enterprise in the decades since. Mr. Johnson won the governorship of New Mexico in 1994 as an upstart Republican candidate, making a name for himself over the course of his time in office as a libertarian-minded conservative.  Mr. Johnson has been active in libertarian causes, including marijuana legalization, since leaving office. Mr. Johnson was the Libertarian party's nominee for president in 2012. Mr. Johnson graduated from the University of New Mexico in 1975.

Michael Thompson is a director of our company.  From 2009 - 2013, Mr. Thompson worked in the pharmaceutical industry as a sales representative for Amgen, Inc.  He left that position in 2013 to focus his efforts on other projects.  He has started and operates a retail and wholesale electronic cigarette company.  Mr. Thompson has been involved in the medical marijuana industry as a licensed provider since early 2012.  He has several years of hands-on cultivation experience, which include indoor, outdoor and advance hydroponic production.  He also has in-depth knowledge and experience on the processing of the cannabis flower and by-products into a variety of marketable products.  Mr. Thompson has been involved in efforts to legalize cannabis both for medicinal and recreational purposes.  As a part of those efforts, he has gained a broad understanding of the changing laws regarding medical marijuana.  Currently, he is heading a group designed to capitalize on mainstreaming the industry in areas where recreational use of marijuana has been legalized.  The goal of that endeavor is to provide an upscale retail experience for a broad range of customers.  Mr. Thompson received a BS in Psychology and Sociology from the University of Oregon and a Masters in Marriage and Family Therapy.

Employees

Other than the foregoing named officers and directors, we have no full-time employees whose services are materially significant to our business and operations, although we rely heavily on our consultant that helps administer our website.

Family Relationships

None.

Involvement in Certain Legal Proceedings

During the past 10 years, to our knowledge, none of our present or former directors, executive officers or persons nominated to become directors or executive officers has been the subject of any of the following:

 (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two (2) years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two (2) years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

 (5) Such person was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any federal or state securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Exchange Act

The common stock of the Company is registered under the Exchange Act, and therefore, the officers, directors and holders of more than 10% of our outstanding shares are subject to the provisions of Section 16(a) which requires them to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities.  Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  We have reviewed the filings and have determined that the Company’s officers and directors are not in compliance with this requirement.

Code of Ethics

We have not adopted a code of ethics that applies to our executive officers and directors.

Audit Committee

Our board of directors has determined that it does not have a member of its audit committee  who qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any significant profitability to date. In addition, we currently do not have a nominating, or a compensation committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our director does not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by our board of directors.

Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)
Kenneth Williams	2013	$0	$0	$4200	$0	$0	$4,200
Michael Thompson	2013	$0	$0	$4200	$0	$0	$4,200
Wayne Hansen	2013	$5000	$0	$0	$0	$0	$5,000

Each of Kenneth Williams and Michael Thompson received 10,000 shares of common stock on October 4, 2013 for their services as directors of the Company.

Summary of Employment Contracts and Material Terms

On January 29, 2014, we entered into an employment contract with Wayne Hansen, our Chief Financial Officer.  Under the terms of the contract, Mr. Hansen agreed to serve as Chief Financial Officer of the Company and will be compensated under the following terms: (i) Five Thousand dollars ($5,000) for the month of December 2013; (ii) Five Thousand dollars ($5,000) for the month of January 2014; (iii) Seven Thousand Five Hundred dollars ($7,500) for the month of February 2014; (iv) Seven Thousand Five Hundred dollars ($7,500) for the month of March 2014; (v) Ten Thousand dollars ($10,000) for the month of April 2014; (vi) Following April 2014, Ten Thousand dollars ($10,000) per month until amended by either party; (vii) At the option of either party, the compensation can be converted from cash to shares at a conversion rate of .25 per share. All shares converted will not be free trading until six months from the date of the agreement to be signed upon conversion; (viii) This compensation will be subject to adjustment pursuant to our employee compensation policies applicable to senior executives, as in effect from time to time.

Compensation of Directors

Our board members receive 10,000 shares of our common stock quarterly for their service on our board. Mr. Johnson received 100,000 shares of our common stock when he joined the Board of Directors during the first quarter of 2014.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCBB on which shares of our Common Stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship, which in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on this definition, Mr. Johnson and Mr. Thompson would be considered independent directors.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers and directors; and

•	all our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days.  Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.  At the present time there are no outstanding options or warrants.

5% or More Beneficial Owners

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Canada Bioceutical Corp.	4,000,000	(2)	8.49%
#2700-700 W Georgia St PO Box 10057
Vancouver, BC V7Y 1B8 Canada

Kenneth Williams	17,208,920		36.51%
CEO, Director
885 Cliffs Dr #304
Ypsilanti, MI 48198

Directors and Officers

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Kenneth Williams	17,208,920	36.51%
CEO, Director
885 Cliffs Dr #304
Ypsilanti, MI 48198
Wayne Hansen	100,000	0.21%
CFO
565 Hawthorne Rise
Parksville, BC V9P 2KE Canada
Gary Johnson	100,000	0.21%
Director
PO Box 1858
El Prado, NM 87529
Michael Thompson	30,000	*
4906 S. Lincoln Way
Spokane, WA 99224
All Officers and directors as a group (three)	17,438,920	37%

* less than one percent.

(1) based on 47,135,852 aggregate shares of common stock outstanding as of August 19, 2014.

(2) Rick Brar is the sole shareholder of Canada Bioceutical Corp. and he has voting and investment control over such securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

On June 25, 2013, Ken Williams, our Chief Executive Officer, entered into a series of Stock Purchase Agreements through which he acquired a majority of the then-issued and outstanding shares of the Company. Pursuant to that transaction, a change of control occurred.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

DESCRIPTION OF OUR SECURITIES

Our Certificate of Incorporation authorizes us to issue:

•100 million shares of common stock, par value $0.001 per share; and

•5 million shares of blank-check preferred stock, par value $0.001 per share, none of which have yet been designated.

The following statements are summaries only of provisions of our authorized capital stock and are qualified in their entirety by our Articles of Incorporation, as amended. You should review these documents for a description of the rights, restrictions and obligations relating to our capital stock. Copies of our Articles of Incorporation may be obtained from the Company upon written request.

Common Stock

Voting. The holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent to).

Preemptive and Similar Rights. The holders of our common stock have no preemptive or similar rights under our Articles of Incorporation.

Notes and Warrants

On June 25, 2014, we entered into a Securities Purchase Agreement (the “Agreement”) with a single accredited investor (the “Investor”) in a private placement pursuant to which the Investor purchased a 5% Convertible Note with a face amount of $1,500,000 for a purchase price of $1,000,000  (the “Note”).  The Note bears interest at a rate of 5% per annum and is payable one year after the date of the issuance.  We may pay interest due either in cash or, at its option, through freely tradable stock.  The Note will be convertible at the option of the Investor at any time into shares of our common stock at a conversion price equal to the less of (i) $1.90 and (ii) 70% (60% in the event of default) of the average of the two lowest volume-weighted-average-price of the common stock during the 12 consecutive trading days immediately preceding the applicable conversion date.  All or part of the then remaining principal amount of the Note may be prepaid at any time at a price equal to 125% of the sum of the remaining principal amount of the Note to be prepaid plus all accrued and unpaid interest thereon.  The principal amount of the Note will be reduced by $500,000 if the shares of common stock underlying the Note are registered for public resale pursuant to an effective registration statement by August 24, 2014.

The Note contains certain customary negative covenants and events of default, including, but not limited to, our failure to pay principal and interest, material defaults under the other transaction documents, bankruptcy, and our failure to deliver common stock certificates after a conversion date.

In connection with the Agreement, the Investor received a warrant (the “Warrant”) to purchase 297,832 shares of common stock (the “Warrant Shares”).  The Warrant is exercisable for a period of 5 years from the date of issuance at exercise price of $2.15, subject to adjustment.  If a registration statement is not effective for the resale by the Holder of all of the Warrant Shares, the Investor may exercise the Warrant on a “cashless” basis.

The conversion price of the Note and the exercise price of the Warrant are subject to “full ratchet” anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

Pursuant to a Registration Rights Agreement, dated June 25, 2014, between us and the Investor, we are obligated to file a registration statement with the SEC registering the shares underlying the Note and the Warrant Shares for public resale by July 25, 2014 and cause such registration statement to be effective by August 20, 2014 (or September 23, 2014 if such registration is subject to full review by the SEC).  We are subject to certain liquidated damages in the event it does not satisfy such obligations and other obligations under such Registration Rights Agreement.  We have filed the registration statement of which this prospectus is a part in order to satisfy our obligations under such Registration Rights Agreement.

On March 31, 2014, we entered into securities purchase agreements with two accredited investors in a private placement pursuant to which each of the investors purchased two 8% convertible notes in the aggregate amount of $115,000, due on March 31, 2015. The notes are convertible after 180 days of the issuance at a price equal to 70% of the average price of the 3 lowest closing bids in the 20 preceding trading days, subject to certain adjustments.

On May 8, 2014, we entered into a convertible note agreement with a single accredited investor in a private placement pursuant to which the investor purchased a 12% convertible note, in the original principal amount of $100,000, due November 8, 2014. The company may redeem the note at 130% of the outstanding principal upon consent of the investor. The full amount of the outstanding principal is convertible at any time at the investor’s option at 45% discount to average of the three lowest trades on the 10 days previous to conversion.

On June 4, 2014, we entered into a securities purchase agreement with a single accredited investor in a private placement pursuant to which the investor purchased a 10% secured convertible promissory note, in the original principal amount of $1,105,000, due 17 months after the purchase price date as defined in such note. The conversion price is $1.65 per share or the lesser of the conversion price or 55%of the three lowest closing bid prices during the 20 preceding trading days immediately preceding the conversion provided that if in any of those 20 days the price is below .75 then the conversion factor shall be reduced by 50% for all future conversions.

        In addition to the Warrants described above, there are 2,583,910 warrants to purchase Common Stock outstanding.  They have varying exercise prices ranging from $0.50 to $0.75 and all will expire on June 30, 2015.

Transfer Agent and Registrar

Standard Registrar & Trust Company, Inc. is the transfer agent and registrar for our common stock.

Quotation of Securities

Our common stock is listed for quotation on the OTCQB under the symbol “MDCN”.

SELLING STOCKHOLDERS

We are registering for the resale shares of our common stock held by the selling stockholders identified below.  We are registering the shares to permit the selling stockholders and their pledges, donees, transferees and other successors-in-interest that receive their shares from the selling stockholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate.

The following table presents information as of the date of this prospectus and sets forth:

●	the name of the selling stockholder;

●	the number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this prospectus;

●	the number and percentage of shares of our common stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this prospectus; and

●
the number and percentage of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling stockholders).

The 2,202,118  shares of our common stock registered for public resale pursuant to this prospectus and listed under the column “Shares of Common Stock Included in Prospectus” on the table set forth below consist of:

(i)	190,000 shares that were held by holders of “restricted” shares under applicable law, in each case as described in the footnotes to the table below; and

(ii)	Up to 1,955,078 shares issuable upon conversion or exercise of Notes (including principal and, potentially, interest) and Warrants that were issued in our June 2014 private placement.

            The below table assumes that all of the currently outstanding Warrants and Note will be exercised and converted for common stock and all of the securities will be sold in this offering.  However, any or all of the securities listed below may be retained by any of the selling stockholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling stockholders upon termination of this offering.  The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. We believe that, based on information provided to us by each of the selling stockholders, the selling stockholders listed in the table have sole voting and investment powers with respect to the securities indicated.  As indicated below, certain selling stockholders are broker-dealers or affiliates of broker-dealers.

Name of Selling Stockholders	Shares of Common Stock Included In Prospectus			Shares Beneficially Owned Prior To Offering (1)	Percentage of Shares Before Offering (1)	Shares Beneficially Owned After Offering (2)	Percentage of Shares After Offering (2)
Himmil Investments, Ltd.	1,955,078	(3)	(4)	1,955,078	4.15%	0	0
Siskey Capital, LLC	190,000	(5)		190,000	*	0	0

*             Represents less than 1% of total outstanding common stock.

(1)           Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 47,135,852 shares of common stock outstanding as of the date of this prospectus.

(2)           Assumes that all securities registered will be sold.

(3)           The 1,955,078 shares of common stock includes (i) 1,714,286 shares of common stock issuable upon conversion of note (including principal and, potentially, interest) and (ii) 297,832 shares of common stock issuable upon exercise of Warrants that were issued in our June 2014 private placement.

(4)           Richard C. Siskey is the chairman and control person of Siskey Capital LLC, and he has voting and investment control over such securities.

(5)           Arthur Price has voting and investment control over such securities. Mr. Price disclaims any beneficial ownership of these securities.

PLAN OF DISTRIBUTION

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to SEC Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $56,383 in total, including, without limitation,

Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on OTC Bulletin Board and OTCQB Market under the trading symbol “MDCN”.   We cannot assure you that there will be a market in the future for our common stock.   OTC Bulletin Board and OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, securities transactions are conducted through a telephone and computer network connecting dealers.   Issuers on these listing services are, like us, traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

The following table sets forth, for the periods indicated over the last two years, the high and low closing bid quotations, as reported by the OTC Bulletin Board, and represents prices between dealers, does not include retail markups, markdowns or commissions, and may not represent actual transactions:

2013	Closing Bid High	Closing Bid Low
January 1 – March 31.0105		.008
April 1 – June 30.0105		.0105
July 1 – September 30.5		.0105
October 3 – December 30.42		.31
2012
January 1 – March 31.0255		.0255
April 2 – June 29.0255		.0255
July 2 – September 28.0255		.008
October 1 – December 31.008		.008
2014
January 1- March 31	4.10	.31
March 31- June 31	4.15	1.29

These prices were obtained from OTC Markets and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

Holders

As of August 19, 2014, there were 195 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

        The consolidated balance sheet of the Company and its subsidiaries for the fiscal years ended December 31, 2013, and December 31, 2012, respectively, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows appearing in this registration statement have been so included in reliance on the Reports of Anton & Chia LLP, and Mantyla McReynolds, LLC, respectively, each an independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firms as experts in accounting and auditing

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified to the fullest extent permitted under Nevada law. We may also purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity, and such a policy may be obtained by us in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

MEDICAN ENTERPRISES, INC. AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2014

UNAUDITED

U.S. DOLLARS IN THOUSANDS

F-1

MEDICAN ENTERPRISES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS JUNE 30, 2014 AND DECEMBER 31, 2013
(Unaudited)

	June 30, 2014	December 31, 2013
	(Unaudited)	(Audited)
ASSETS
Current asset:
Cash	$370,465	$-
Funds held in trust	700,000	-
Total current assets	1,070,465	-

Total assets	$1,070,465	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$39,709	$176,187
Accrued Interest - related parties	4,172	4,172
Notes Payable - related parties	160,380	116,529
Total current liabilities	204,261	296,888

Convertible Notes Payable (net discount of $505,000)	238,627	-
Derivative liability	1,804,169	-
Total liabilities	2,247,057	296,888

Stockholders’ Deficit:
Preferred Stock - 5,000,000 shares authorized, $.001 par value; 0 shares issued and outstanding	-	-
Common stock - 100,000,000 shares authorized, $.001 par value; 42,585,852 shares issued and outstanding as of June 30, 2014 and 27,151,240 as of December 31, 2013	42,587	27,151
Additional paid-in capital	38,877,041	770,428
Accumulated deficit	(40,096,220)	(1,094,467)
Total stockholders' deficit	(1,176,592)	(296,888)
Total liabilities and stockholders' deficit	$1,070,465	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-2

MEDICAN ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013
	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013

REVENUE	$-	$-	$-	$-

OPERATING EXPENSES

Professional Services
Consulting	6,306,724	-	12,195,996	-
Legal	143,042	-	1,215,042	-
Management	19,214	-	14,769,214	-
Investor relations	-	-	8,250,000	-
Stock Compensation	1,339,657	-	1,762,352	-
Selling, General & Administrative	213,409	22,960	224,549	27,085

Total Operating Expenses	8,022,046	22,960	38,417,153	27,085

Loss From Operations	(8,022,046)	(22,960)	(38,417,153)	(27,085)
OTHER INCOME (EXPENSE):
Related Party Interest Expense	-	(2,637)	-	(5,235)
Gain (loss) on revaluation of derivative liability	(229,632)	-	(229,632)	-
Gain (loss) on excess derivative liability over note principal	(390,031)	-	(390,031)	-
NET LOSS	$(8,641,709)	$(25,597)	$(39,036,816)	$(32,320)

Currency Translation Adjustment	35,630	-	35,062	-

COMPREHENSIVE LOSS	$(8,606,079)	$(25,597)	$(39,001,754)	$(32,320)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.21)	$(0.02)	$(1.11)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	41,102,631	26,501,240	35,152,327	26,501,240

See accompanying notes to unaudited condensed consolidated financial statements.

F-3

MEDICAN ENTERPRISES, INC. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(Unaudited)
	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013

Operating Activities:
Comprehensive Loss	$(39,001,754)	$(32,320)
Adjustments to reconcile net loss to net cash used in operating activities:
Warrants issued as Compensation	1,666,952	-
Stock Compensation Expenses	95,400	-
Loss on revaluation of derivative liabilities	229,632	-
Loss on excess of derivative liability over note principal	390,031	-
Interest and accretion	104,345	-
Stock Issued for Services:
Consulting	11,065,600	-
Management	14,750,000	-
Legal	1,128,245	-
Investor relations	8,250,000	-
Change in operating assets and liabilities:
Funds held in trust	(700,000)	-
Accounts payable	(111,476)	735
Payables to related parties	-	26,350
Accrued interest – related party	-	5,235
Net cash used in operating activities:	(2,133,025)
Financing Activities:
Related party debt forgiveness	-	-
Notes payable	87,755	-
Convertible Notes	1,360,000	-
Subscription Agreements	1,055,735	-
Net cash provided by financing activities:	2,503,490	-
Net change in cash in period	370,465	-
Cash, beginning of period	-	-
Cash, end of period	$370,465	$-
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Capital stock issued to settle related party debt	$43,904	$-
See accompanying notes to unaudited condensed consolidated financial statements.

F-4

MEDICAN ENTERPRISES, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2014

NOTE 1 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Organization

Medican Enterprises, Inc., a Nevada corporation (collectively, with its subsidiaries, the “Company”) is a pharmaceutical business currently focused on developing, distributing and marketing medical marijuana in Canada.  Leveraging recently enacted Canadian federal law establishing a national regulatory system for the production and distribution of medical marijuana in Canada, the Company is presently seeking to establish collaborations with experienced agriculture and pharmaceutical distribution companies in Canada to facilitate this business.  As of the date of this report, the Company has not commenced the actual the production and sale of medical marijuana but is seeking to lay the foundation to commence this business.

The Company was incorporated in Nevada in October, 1988, under the name Extant Investments, Inc. In 1991, the Company merged with and changed its name to Sentinel Scientific, Inc. From 1991 to 1993, the Company was involved with research and development of biomedical technologies, but ceased active operations due to lack of operating capital. In August, 1993, the Company merged with A.F.C. Entertainment, Inc. (“A.F.C.”), a Barbados corporation, which was involved with the foreign film industry. In December, 1993, the Company purchased all of the shares of Film Optical Investments Limited, a corporation organized in the Province of Ontario, Canada (“Film Opticals”) in exchange for 120,000 of its common shares. With the acquisition of Film Opticals, the Company had been engaged in the business of providing a full range of motion picture printing services and creative titles, credits and optical effects for features, commercials, theatrical and television programs. The foreign film library, acquired with the merger of A.F.C., remained intact, but funding constraints curtailed the Company’s ability to develop and market this business. Because of these constraints, the board of directors elected on December 8, 2004, to sell Film Opticals.  On August 6, 2013, the Company changed its name to Medican Enterprises, Inc. to more accurately reflect its current business operation.

The Company currently has three subsidiaries through which it operates.

Medican Systems, Inc. (“Medican Systems”) is a corporation incorporated under the laws of the Territory of the Yukon under incorporation number 535642 on December 30, 2013. The authorized share structure is an unlimited number of common shares without par value, with 100 common shares issued to our company, making Medican Systems our direct wholly-owned subsidiary.  The primary focus of Medican Systems is to function as a holding company for Canadian based investments, joint ventures and opportunities.

Medican (Delta) Systems, Inc. (“Medican Delta”) is a corporation incorporated under the laws of the Province of British Columbia under incorporation number BC0989867 on December 31, 2013 and is a subsidiary of Medican Systems.  The authorized share structure is an unlimited number of common shares without par value, with 100 common shares issued to Medican Systems. The primary focus of Medican Delta is to pursue opportunities in the medical marijuana industry in and around the city of Delta in British Columbia, Canada.

Canaleaf Systems, Inc. (“CanaLeaf”) is a corporation incorporated under laws of Canada under the Canada Business Corporation Act under incorporation number 883348-6 on March 25, 2014 and is also a subsidiary of Medican Systems.  The authorized share structure is an unlimited number of common shares. CanaLeaf is our principal operating subsidiary.

The consolidated financial statements of the Company have been prepared in accordance with U. S. generally accepted accounting principles. The consolidated financial statements of the Company include the accounts of Medican Enterprises, Inc. and its direct and indirect subsidiaries. All significant intercompany transactions have been eliminated. The following summarizes the more significant of such policies:

(b) Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

(c) Income Taxes

The Company applies the provisions of Financial Accounting Standards Board Accounting Standard Codification (“ASC”) 740 Income Taxes.  The Standard requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Due to a loss from inception, the Company has no outstanding tax liability.  At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

The Company classifies tax-related penalties and net interest on income taxes as income tax expense. As of June 30, 2014, no income tax expense had been incurred or accrued.

F-5

(d) Net Loss per Common Share

Basic loss per common share is based on the weighted-average number of shares outstanding. Diluted income or loss per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method. There are no common stock equivalents outstanding, thus, basic and diluted income or loss per share calculations are the same.  All per share calculations reflect the effects of the forward stock split.

(e) Impairment of Long-Lived Assets

The Company reviews long-lived assets, at least annually, to determine if impairment has occurred and whether the economic benefit of the asset (fair value for assets to be used and fair value less disposal costs for assets to be disposed of) is expected to be less than the carrying value. Triggering events, which signal further analysis, consist of a significant decrease in the asset’s market value, a substantial change in the use of an asset, a significant physical change in the asset, a significant change in the legal or business climate that could affect the asset, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct the asset, or a history of losses that imply continued losses associated with assets used to generate revenue. The Company has no long-lived assets as of June 30, 2014.

(f) Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with U. S. generally accepted accounting principles (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(g) Revenue Recognition

The Company shall recognize revenues in accordance with the Securities & Exchange Commission Staff Accounting Bulletin (SAB) number 104, “Revenue Recognition.”  SAB 104 clarifies application of U.S. generally accepted accounting principles to revenue transactions. Accordingly the Company shall recognize revenues when earned which shall be as products or services are delivered to customers. The Company shall also record accounts receivable for revenue earned but not yet collected. An allowance for bad debts shall be provided based on estimated losses. For revenue received in advance of service the Company shall record a current liability as deferred revenue until the earnings process is complete.

(h) Impact of New Accounting Standards

The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows.  Based on that review, the Company believes that none of these pronouncements will have a significant effect on its condensed consolidated financial statements.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended June 30, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

(i)	Derivative financial instruments

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

(j) Stock Based Compensation

Shares were issued to various employees as compensation for services rendered. During the six months ended June 30, 2014, 60,000 common shares were issued at a value of $95,400.

F-6

During the six months ended June 30, 2014, the Company issued 3,230,000 warrants in connection with the share issuances and subscriptions that occurred during the period. The fair value of these warrants was determined to be $6,643,981. All warrants have a term that extends from the date of issuance through June 30, 2015. Accrual of expenses related to these warrants during the six months ending June 30, 2014 amounted to $1,666,952.   The Company also granted 297,832 warrants in connection with convertible note financing and recorded a derivative liability and corresponding debt discount on the convertible note financing in the amount of $195,927. At June 30, 2014, the fair value of the derivative liability had increased to $232,390.

NOTE 2 LIQUIDITY/GOING CONCERN

The Company has an accumulated deficit of $40,096,220 as of June 30, 2014, and has had negative cash flows from operating activities during the period from reactivation (January 1, 2005) through June 30, 2014 as well as very limited cash resources as of June 30, 2014.  The loss was primarily due to the issuance of common stock and warrants for professional services.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Management plans to continue to seek to build the foundations of its Canadian medical marijuana business, but it may be unable to do for a number of reasons, including the inability to reach final agreements with its Canadian partners and the inability to raise sufficient funds to commence and operate its business.

NOTE 3 RELATED PARTY TRANSACTIONS AND BALANCES

On March 1, 2014, a $23,330 note payable was issued to a shareholder in return for cash to meet short-term liquidity needs. The note was repaid along with a previous loan balance of $20,574 when the shareholder elected to convert the note into 175,624 shares of the Company’s common stock at a conversion price of $0.275 per share.

On May 8, 2014, the Company issued a 12% convertible note in exchange for cash received of $100,000. The Company must pay 12% interest per annum on the unpaid principal balance, and the principal balance is due on November 8, 2014. Upon the maturity date, the note has a cash redemption premium of 130% of the principal amount. The note may be converted to stock of the Company at a conversion price equal to 45% discount to the average of the three lowest trades on the previous ten trading days to the date of conversion. The Company recognized a derivative liability measured at fair value in the amount of $129,359 in connection with the issuance of this convertible note. At the June 30, 2014, the fair value of the derivative liability had increased to $157,693.

On June 30, 2014, total balances due to related parties amounted to $164,552.

Various loans were obtained through related parties as described in above. These loans constitute the balance of the related party payables as of June 30, 2014. In addition to related party payables, interest is imputed on loans at a 10% non-compounding interest rate.

NOTE 4 EQUITY

On April 23, 2014, the Company filed an Amendment to its Articles of Incorporation with the Nevada Secretary of State increasing its authorized shares to 100,000,000 shares, par value $0.001 per share.

During the six months ended June 30, 2014, the Company:

i.	Issued 1,667,910 common shares for proceeds of $1,055,735 pursuant to private placements.
ii.	Issued 60,000 common shares valued at $95,340 to officers and employees and recorded stock compensation expense at the market value of shares at the date of issuance.
iii.	Issued 175,624 common shares to a shareholder pursuant to settlement of notes payable of $43,904 due to the shareholder.
iv.	Issued to various consultants 4,878,000 common shares valued at $11,065,600, as payment for consulting services. Shares were valued as of their respective issuance dates throughout the period.
v.	Issued 453,078 common shares valued at $1,153,245 as payment for legal services. Shares were valued as of their respective issuance dates throughout the period.
vi.	Issued 5,000,000 common shares valued at $14,750,000 as payment for management services. Shares were valued as of their respective issuance dates throughout the period.
vii.	Issued 3,200,000 common shares valued at $8,250,000 as payment for investor relations services. Shares were valued as of their respective issuance dates throughout the period.

During the six months ended June 30, 2014, the Company issued 3,230,000 warrants issued in connection with the share issuances and subscriptions that occurred during the quarter. The fair value of these warrants was determined to be $6,643,981. All warrants have a term that extends from the date of issuance through June 30, 2015. Accrual of expenses related to these warrants during the six months ending June 30, 2014 amounted to $1,666,952.

NOTE 5 CASH AND CASH EQUIVALENTS

As of June 30, 2014, total cash balances amounted to $370,465. Of this amount, $83,745 USD is held in a bank account denominated in Canadian dollars. Because the reporting company reports all balances in USD, transactions over the course of the period which were denominated in Canadian dollars were adjusted as of June 30 to reflect their value in USD. The effect of this is a foreign currency translation adjustment of $35,062 on the Statement of Operations.

F-7

NOTE 6 NOTES PAYABLE

(a)	$115,000 March 31, 2014 Convertible Notes

On March 31, 2014, the Company issued two convertible notes in the principal amounts of $57,500 each. The notes mature on March 31, 2015, are 8% per annum convertible notes and each includes a 5% original issue discount such that the total proceeds to the Company from issuance of the two notes is $115,000 and the purchase price for each note is $55,000.  At the option of the holder after 180 days, all or any amount of the principal of the note then outstanding may be converted into shares of the Company’s common stock.  The conversion price for each share is 70% of the average of the 3 lowest closing bid prices for twenty prior trading days.  Interest shall be paid by the Company in common stock.

The Company recorded a derivative liability of $84,506 from the variable conversion pricing of the convertible note and recorded accretion expense of $42,723 relating to the derivative liability from variable conversion pricing during the six months ended June 30, 2014.  At June 30, 2014, the derivative liability from variable conversion pricing was revalued and the Company recorded a gain on revaluation of $27,019.

(b)	$100,000 May 8, 2014 Convertible Note

On May 8, 2014, the Company issued a 12% convertible note in exchange for cash received of $100,000.  The Company must pay 12% interest per annum on the unpaid principal balance, and the principal balance is due on November 8, 2014.  Upon maturity date, the note has a cash redemption premium of 130% of the principal amount.  The note may be converted to stock at a conversion price equal to 45% discount to the average of the three lowest trades on the previous ten trading days to the date of conversion.

The Company recorded a derivative liability of $129,359 from the variable conversion pricing of the convertible note and recorded accretion expense of $37,261 relating to the derivative liability from variable conversion pricing during the six months ended June 30, 2014. As the amount of derivative liability was in excess of the principal amount of the note, the Company recorded a charge on the statement of operations of $29,359 for the six months ending June 30, 2014.  At June 30, 2014, the derivative liability from variable conversion pricing was revalued and the Company recorded a loss on revaluation of $28,333.

(c)	$1,105,000 June 4, 2014 Convertible Note

On June 4, 2014, the Company issued a 10% secured convertible promissory note in the principal amount of $1,105,000. The Company must pay 10% interest per annum on the unpaid principal balance which is due November 4, 2015.  The purchase price for the note is $1,000,000, computed as $1,105,000 original principal balance, less the original issue discount (“OID”) of $100,000, less the transaction cost.  On the closing date, the investor shall pay the purchase price to the Company by delivering the following at closing:

a)	The initial cash purchase price of $170,000 and $15,000 of the OID (received)
b)	Secured investor note #1 in the principal amount of $85,000 and $8,500 of the OID
c)	Secured investor note #2 in the principal amount of $85,000 and $8,500 of the OID
d)	Secured investor note #3 in the principal amount of $85,000 and $8,500 of the OID
e)	Secured investor note #4 in the principal amount of $85,000 and $8,500 of the OID
f)	Investor note #5 in the principal amount of $85,000 and $8,500 of the OID
g)	Investor note #6 in the principal amount of $85,000 and $8,500 of the OID
h)	Investor note #7 in the principal amount of $85,000 and $8,500 of the OID
i)	Investor note #8 in the principal amount of $85,000 and $8,500 of the OID
j)	Investor note #9 in the principal amount of $85,000 and $8,500 of the OID
k)	Investor note #10 in the principal amount of $85,000 and $8,500 of the OID

The conversion price for each lender conversion shall be $1.65.  Lender has the right at any time after the purchase price date to convert all or any part of the outstanding balance into shares of common stock. During the six months ended June 30, 2014, the Company received the first tranche of $170,000 less transaction cost.

As the conversion price at the date of issuance of the note was less than the Company’s market trading price of $2.04 on June 4, 2014, the Company recorded a beneficial conversion feature of $41,212 against additional paid-in capital and recorded accretion expense of $2,065 for the six months ended June 30, 2014.

F-8

(d)	$1,500,000 June 25, 2014 Convertible Note

On June 25, 2014, the Company entered into a Securities Purchase Agreement (the “Agreement”) with a single accredited investor (the “Investor”) in a private placement pursuant to which the Investor purchased a 5% Convertible Note with a face amount of $1,500,000 for a purchase price of $1,000,000  (the “Note”).  The Note bears interest at a rate of 5% per annum and is payable one year after the date of the issuance.  The Company may pay interest due either in cash or, at its option, through freely tradable stock.  The Note will be convertible at the option of the Investor at any time into shares of the Company’s common stock at a conversion price equal to the less of (i) $1.90 and (ii) 70% (60% in the event of default) of the average of the two lowest volume-weighted-average-price of the Common Stock during the 12 consecutive trading days immediately preceding the applicable conversion date.  All or part of the then remaining principal amount of the Note may be prepaid at any time at a price equal to 125% of the sum of the remaining principal amount of the Note to be prepaid plus all accrued and unpaid interest thereon.  The principal amount of the Note will be reduced by $500,000 if the shares of Common Stock underlying the Note are registered for public resale pursuant to an effective registration statement by August 24, 2014. As at June 30, 2014, the carrying amount of this Convertible Note is $19,666.73, net of a $500,000 original issuer discount.

In connection with the Agreement, the Investor received a warrant to purchase 297,832 shares of common stock, exercisable for a period of 5 years from the date of issuance at exercise price of $2.15, subject to adjustment.  If a registration statement is not effective for the resale by the Holder of all of the Warrant Shares, the Investor may exercise the warrant on a “cashless” basis. The conversion price of the Note and the exercise price of the Warrant are subject to “full ratchet” anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.  During the six months ended June 30, 2014, the Company recorded $404,288 as a derivative liability on the issuance of these warrants.  At June 30, 2014, the derivative liability from the issuance of warrants was revalued, resulting in a loss on revaluation of derivative liability of $50,514.  During the six months ended June 30, 2014, the Company recorded accretion expense of $2,684 on the derivative liability of these warrants.

The Company recorded a derivative liability of $1,164,745 from the variable conversion pricing of the convertible note and recorded accretion expense of $15,955 relating to the derivative liability from variable conversion pricing during the six months ended June 30, 2014.  As the amount of derivative liability was in excess of the principal amount of the note, the Company recorded a charge on the profit and loss of $360,672 for the six months ending June 30, 2014.  At June 30, 2014, the derivative liability from variable conversion pricing was revalued and the Company recorded a loss on revaluation of $191,855.

NOTE 7 SUBSCRIPTION AGREEMENT

Under the Amendment to the Subscription Agreement that was entered into on April 29, 2014, the Company has agreed to subscribe to up to 50% interest in International Herbs Medical Marijuana Ltd. (“IHMML”), a company that is applying to obtain licensed producer status from Health Canada, according to the following schedule and in the following amounts:

(a)	8,000,000 Shares will be purchased on May 31, 2014 in consideration for payment of CAD$10,000,000 (not paid);
(b)	a further 4,800,000 Shares will be purchased on June 30, 2014 in consideration for payment of CAD$6,000,000 (not paid);
(c)	a further 8,800,000 Shares will be purchased on July 31, 2014 in consideration for payment of CAD$11,000,000;
(d)	a further 2,400,000 Shares will be purchased on August 31, 2014 in consideration for payment of CAD$3,000,000;
(e)	a further 8,000,000 Shares will be purchased on September 30, 2014 in consideration for payment of CAD$10,000,000; and
(f)	a further 5,600,000 Shares will be purchased on October 31, 2014 in consideration for payment of CAD$7,000,000.

NOTE 8 SUBSEQUENT EVENT

Subsequent to June 30, 2014, the Company issued 4,000,000 common shares valued at $7,360,000 as payment for consulting services. Shares were valued as of their respective issuance date.

On July 25, 2014, the Company and CanaLeaf entered into a non-binding letter of intent seeking to amend the Subscription Agreement referred to in Note 7 and restructure its proposed ownership interest in IHMML.  No assurances can be given that the transactions described in such non-binding letter of intent will be effectuated.

F-9

MEDICAN ENTERPRISES, INC.
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Medican Enterprises, Inc.
5955 Edmond Street Suite 102
Las Vegas,NV 89118

We have audited the accompanying consolidated balance sheet of Medican Enterprises, Inc. (a development stage company) as of December 31, 2013 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2013 and the period from reactivation January 1, 2005 to December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of the Company as of December 31, 2012, and for the period from reactivation January 1, 2005 through December 31, 2012, were audited by another auditor; whose report dated March 12, 2013; expressed an unqualified opinion on the financial statements and also included an explanatory paragraph that raised substantial doubt about the Company’s ability to continue as a going concern.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medican Enterprise, Inc. as of December 31, 2013 and the results of its operations and its cash flows for the year ended December 31, 2013, and the period from reactivation January 1, 2005 to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern as indicated in Note 2. The Company has had no revenues and an accumulated deficit of $1,094,467. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in the Note 2, which includes the raising of additional equity financing. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Anton & Chia LLP

Newport Beach, California

April 15, 2014

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Medican Enterprises, Inc. (formerly known as TC X Calibur, Inc.) [a development stage company]

We have audited the accompanying consolidated balance sheet of Medican Enterprises, Inc. (formerly known as TC X Calibur, Inc.) [a development stage company] as of December 31, 2012, and the related consolidated statement of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2012 and for the period from reactivation [January 2005] through December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Medican Enterprises, Inc. [a development stage company] as of December 31, 2012, and the consolidated results of its operations and cash flows for the year ended December 31, 2012, and for the period from reactivation through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred a loss from operations and negative operating cash flows during the period from reactivation through December 31, 2012. These issues raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ Mantyla McReynolds, LLC
Mantyla McReynolds, LLC
Salt Lake City, Utah
March 12, 2013

MEDICAN ENTERPRISES, INC. (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2013 and 2012

	December 31, 2013	December 31, 2012
ASSETS
Current asset:
	$-	$-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$176,187	$-
Payable to related parties	-	93,581
Accrued Interest - related parties	4,172	9,437
Notes Payable - related parties	116,529	-
Total current liabilities	296,888	103,018

Total liabilities	296,888	103,018

Stockholders’ equity (deficit):
Preferred Stock -- 5,000,000 shares authorized, $.001 par value; 0 shares issued and outstanding	-	-
Common stock - 50,000,000 shares authorized, $.001 par value;
27,151,240 shares issued and outstanding as of December 31, 2013
and 26,501,240 as of December 31, 2012	27,151	26,501
Additional paid-in capital	770,428	588,499
Accumulated deficit	(613,885)	(613,885)
Accumulated development stage equity	(480,582)	(104,133)
Total stockholders' deficit	(296,888)	(103,018)
Total liabilities and stockholders' deficit	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

MEDICAN ENTERPRISES, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF OPERATIONS
			From
	For the	For the	reactivation
	Year	Year	(01/01/05)
	Ended	Ended	through
	December 31,	December 31,	December 31,
	2013	2012	2013

INCOME	$-	$-	$-

OPERATING EXPENSES

Selling, General, and Administrative Expense	367,042	9,467	461,738

Total Operating Expenses	367,042	9,467	461,738

Loss from operations	(367,042)	(9,467)	(461,738)

Other Income (Expense):
Related Party Interest Expense	(9,407)	(9,437)	(18,844)
Net Other Expense	(9,407)	(9,437)	(18,844)

NET LOSS APPLICABLE TO COMMON SHARES	$(376,449)	$(18,904)	$(480,582)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.01)	$(0.01)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	26,569,076	26,501,240	26,501,240

The accompanying notes are an integral part of these consolidated financial statements.

MEDICAN ENTERPRISES, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT From Reactivation at January 1, 2005 Through the Year Ended December 31, 2013
	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Deficit During Development Stage	Net Stockholders' Equity Deficit

Balance, January 1, 2005	26,501,240	26,501	588,499	(613,885)		1,115

Net loss for the year ended December 31, 2005					(32,564)	(32,564)

Balance, December 31, 2005	26,501,240	26,501	588,499	(613,885)	(32,564)	(31,449)

Net loss for the year ended December 31, 2006					(6,488)	(6,488)

Balance, December 31, 2006	26,501,240	26,501	588,499	(613,885)	(39,052)	(37,937)

Net loss for the year ended December 31, 2007					(7,905)	(7,905)

Balance, December 31, 2007	26,501,240	26,501	588,499	(613,885)	(46,957)	(45,842)

Net loss for the year ended December 31, 2008					(14,696)	(14,696)

Balance, December 31, 2008	26,501,240	26,501	588,499	(613,885)	(61,653)	(60,538)

Net loss for the year ended December 31, 2009					(6,905)	(6,905)

Balance, December 31, 2009	26,501,240	26,501	588,499	(613,885)	(68,558)	(67,443)

Net loss for the year ended December 31, 2010					(8,636)	(8,636)

Balance, December 31, 2010	26,501,240	26,501	588,499	(613,885)	(77,194)	(76,079)

Net loss for the year ended December 31, 2011					(8,035)	(8,035)

Balance, December 31, 2011	26,501,240	26,501	588,499	(613,885)	(85,229)	(84,114)

Net loss for the year ended December 31, 2012					(18,904)	(18,904)

Balance, December 31, 2012	26,501,240	26,501	588,499	(613,885)	(104,133)	(103,018)

Common stock issued for services ($0.25/share)	650,000	650	161,850	-	-	162,500

Related party debt forgiveness	-	-	9,603	-	-	9,603

Contributions from directors	-	-	10,476	-	-	10,476

Net loss for the year ended December 31, 2013	-	-	-	-	(376,449)	(376,449)

Balances at December 31, 2013	$27,151,240	$27,151	$770,428	$(613,885)	$(480,582)	$(296,888)

The accompanying notes are an integral part of these financial statements.

MEDICAN ENTERPRISES, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENT OF CASH FLOWS FROM REACTIVATION AT JANUARY 1, 2013 TO DECEMBER 31, 2013
	For the	For the	From reactivation (01/01/05)
	Year Ended	Year Ended	through
	December 31,	December 31,	December31,
	2013	2012	2013
Operating Activities:
Net loss	$(376,449)	$(18,904)	$(480,582)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	162,500	-	162,500
Change in operating assets and liabilities:
Prepaid Expense	-	-	18,750
Accounts Payable	176,187	-	175,760
Payables to Related Parties	22,948	9,467	99,321
Accrued interest - related party	(5,265)	9,437	4,172
Net Cash Used in Operating Activities	(20,079)	-	(20,079)
Investing Activities:	$-	$-	$-

Financing Activities:
Related party debt forgiveness	9,603	-	9,603
Contributions from directors	10,476	-	10,476

Net Cash provided by financing activities	20,079	-	20,079
Net Increase in Cash	-	-	-
Cash, Beginning of Year	-	-	-
Cash, End of Year	$-	$-	$-

Supplemental Disclosures of Cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Medican Enterprises, Inc.
Notes to the Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

NOTE 1 ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Organization

Medican Enterprises, Inc. (“the Company”) was incorporated in Nevada in October, 1988, under the name Extant Investments, Inc. In 1991, the Company merged with and changed its name to Sentinel Scientific, Inc. From 1991 to 1993, the Company was involved with research and development of biomedical technologies, but ceased active operations due to lack of operating capital. In August, 1993, the Company merged with A.F.C. Entertainment, Inc. (“A.F.C.”), a Barbados corporation, which was involved with the foreign film industry. In December, 1993, the Company purchased all of the shares of Film Optical Investments Limited, a corporation organized in the Province of Ontario, Canada (“Film Opticals”) in exchange for 120,000 of its common shares. With the acquisition of Film Opticals, the Company had been engaged in the business of providing a full range of motion picture printing services and creative titles, credits and optical effects for features, commercials, theatrical and television programs. The foreign film library, acquired with the merger of A.F.C., remained intact, but funding constraints curtailed the Company’s ability to develop and market this business. Because of these constraints, the board of directors elected on December 8, 2004, to sell Film Opticals. On August 6, 2013, The Company changed its name to Medican Enterprises, Inc.

We are a pharmaceutical business currently focused on developing, distributing and marketing medical marijuana in Canada.  We have established joint-venture partnerships with experienced agriculture and pharmaceutical distribution companies in Canada to facilitate this business.  We also are actively searching to acquire smaller operations in the medical marijuana industry in Canada with the intention of increasing their profits through economies of scale.

We currently have three subsidiaries through which we operate our business.

Medican Systems. is a corporation incorporated under the laws of the Territory of the Yukon under incorporation number 535642 on December 30, 2013. The authorized share structure is an unlimited number of common shares without par value, with 100 common shares issued to our company, making Medican Systems our direct wholly-owned subsidiary.  The primary focus of Medican Systems is to function as a holding company for Canadian based investments, joint ventures and opportunities.

Medican (Delta).  is a corporation incorporated under the laws of the Province of British Columbia under incorporation number BC0989867 on December 31, 2013.  The authorized share structure is an unlimited number of common shares without par value, with 100 common shares issued to Medican Systems. The primary focus of Medican Delta is to pursue opportunities in the medical marijuana industry in and around the city of Delta in British Columbia, Canada.

CanaLeaf is a corporation incorporated under laws of Canada under the Canada Business Corporation Act under incorporation number 883348-6 on March 25, 2014.  The authorized share structure is an unlimited number of common shares. CanaLeaf is our principal operating subsidiary.

The consolidated financial statements of the Company have been prepared in accordance with U. S. generally accepted accounting principles. The consolidated financial statements of the Company include the accounts of Medican Enterprises, Inc. and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated. The following summarizes the more significant of such policies:

(b) Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the period ending December 31, 2013 and 2012 the Company did not have non-cash investing or financing activities.

(c) Income Taxes

The Company applies the provisions of Financial Accounting Standards Board Accounting Standard Codification (“ASC”) 740 Income Taxes.  The Standard requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Due to a loss from inception, the Company has no tax liability.  At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

The Company classifies tax-related penalties and net interest on income taxes as income tax expense. As of December 31, 2013 and 2012, no income tax expense had been incurred or accrued.

(d) Net Loss Per Common Share

Basic loss per common share is based on the weighted-average number of shares outstanding. Diluted income or loss per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method. There are no common stock equivalents outstanding, thus, basic and diluted income or loss per share calculations are the same.  All per share calculations reflect the effects of the forward stock split.

(e) Impairment of Long-Lived Assets

The Company reviews long-lived assets, at least annually, to determine if impairment has occurred and whether the economic benefit of the asset (fair value for assets to be used and fair value less disposal costs for assets to be disposed of) is expected to be less than the carrying value. Triggering events, which signal further analysis, consist of a significant decrease in the asset’s market value, a substantial change in the use of an asset, a significant physical change in the asset, a significant change in the legal or business climate that could affect the asset, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct the asset, or a history of losses that imply continued losses associated with assets used to generate revenue. The Company has no long-lived assets as of December 31, 2013 and 2012.

(f) Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with U. S. generally accepted accounting principles (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(g) Revenue Recognition

The Company shall recognize revenues in accordance with the Securities & Exchange Commission Staff Accounting Bulletin (SAB) number 104, “Revenue Recognition.”  SAB 104 clarifies application of U.S. generally accepted accounting principles to revenue transactions. Accordingly the Company shall recognize revenues when earned which shall be as products or services are delivered to customers. The Company shall also record accounts receivable for revenue earned but not yet collected. An allowance for bad debts shall be provided based on estimated losses. For revenue received in advance of service the Company shall record a current liability as deferred revenue until the earnings process is complete.

(h) Impact of New Accounting Standards

The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows.  Based on that review, the Company believes that none of these pronouncements will have a significant effect on its consolidated financial statements.

NOTE 2 LIQUIDITY/GOING CONCERN

The Company has development stage losses of $480,582, and has had negative cash flows from operating activities during the period from reactivation (January 1, 2005) through December 31, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Management plants to continue the operations that it has started organically within the Company since October 1, 2013. The Company currently operates as a pharmaceutical business currently focused on developing, distributing and marketing medical marijuana in Canada.  The Company has established joint-venture partnerships with experienced agriculture and pharmaceutical distribution companies in Canada to facilitate this business.  Management of the Company is also actively searching to acquire smaller operations in the medical marijuana industry in Canada with the intention of increasing their profits through economies of scale.

NOTE 3 RELATED PARTY TRANSACTIONS

During the years ended December 31, 2012, the Company borrowed $9,467 from a shareholder to pay operating expenses.  The loan is non-interest bearing, unsecured and payable on demand. The balance of the loan as of December 31, 2012 was $93,581.  The aggregate amount of related party loans is non-interest bearing, unsecured and payable on demand. However, the Company imputes interest on the loan at 10% per annum.  Imputed interest expense on related party loans for the years ended December 31, 2012 totaled $9,437.

The Company offices for 2012 were those of then-President, Travis T. Jenson, and were provided at no cost. The shareholder incurred no incremental costs in providing this office space to the Company.

The Company had expenses and payables paid in its behalf by a shareholder in the amount of $116,529 during the period ended December 31, 2013.  The Company imputes interest at 10% per annum.  Accrued interest related party payables for the year ended December 31, 2013 totaled $4,172. As of December 31, 2013, the total amount of note payable to related parties was $116,529.

On June 25, 2013 the Company executed two promissory notes with a former shareholder.  The promissory notes were for funds already paid on behalf of the Company as a partial settlement of those debts.   This creditor forgave a balance due to them of $9,603 and assigned the remaining balances to a third party shareholder.

NOTE 4 EQUITY

As of December 27, 2007, the Company effected a 2.3943-for-1 forward stock split of its issued and outstanding shares of common stock. The split effectively increased the number of shares of common stock by 3,086,541 shares. On November 29, 2010, the Company effected a 1-for-4 reverse split of its issued and outstanding shares of common stock. The reverse split decreased the number of shares of common stock by 3,975,102 shares. All common share and per share amounts have been restated for all periods presented for this stock split.

On August 16, 2013, the Company’s board of directors approved a forward split paid as a stock dividend, on a basis of 20:1 (the “Stock Dividend”), pursuant to which, the Company’s shareholders as at September 24, 2013 received twenty (20) shares of our Company’s common stock for each one (1) share of common stock currently held. The pay-out date as approved by the board of directors and Financial Industry Regulatory Authority is September 25, 2013. All prior years' capital accounts of the Company have been retroactively restated to reflect the equivalent number of common stock based on the forward-split ratio of 20:1.

On October 4, 2013, 20,000 shares were issued to individuals in exchange for services. The shares were valued at $0.25 per share and had a par value of $0.001.

On November 25, 2013, 500,000 shares were issued for cash consideration of $125,000.  The shares were valued at $0.25 per share and had a par value of $0.001.

On November 25, 2013, 100,000 shares were issued for professional services.  The shares were valued at $0.25 per share and had a par value of $0.001.

On December 6, 2013, 30,000 shares were issued in exchange for services. The shares were valued at $0.25 per share and had a par value of $0.001.

NOTE 5 INCOME TAXES

The provision for income taxes consists of the following:

	2013	2012
Current tax	$-	$-
Deferred tax benefit	(127,993)	(6,427)
Benefits of operating loss carryforwards	127,993	6,427
Provision for Income Tax	$-	$-

Below is a summary of deferred tax asset calculations on net operating loss carry forward amounts as of December 31, 2013.

Description	NOL Balance	Tax	Rate
Net Operating Loss	$1,073,579	$365,017	34%
Related Party Interest Accrual	9,407	3,198	34%
Valuation Allowance		(368,215)
Deferred Tax Asset - 12/31/2013		$-

Below is a summary of deferred tax asset calculations on net operating loss carry forward amounts as of December 31, 2012.

Description	NOL Balance	Tax	Rate
Net Operating Loss	$706,537	$40,222	34%
Related Party Interest Accrual	9,437	3,209	34%
Valuation Allowance		(243,431)
Deferred Tax Asset - 12/31/2012		$-

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized.  Currently there is no reasonable assurance that the Company will be able to take advantage of a deferred tax asset. Thus, an offsetting allowance has been established for the deferred asset.  The valuation allowance has increased by $127,993, from the prior year balance of $243,431, as of December 31, 2012.

The Company has the following operating loss carry forwards available at December 31, 2013:

Operating Losses
Expires	Amount
2020	$38,250
2021	12,382
2022	17,151
2023	14,274
2024	529,784
2025	32,564
2026	6,488
2027	7,905
2028	14,696
2029	6,905
2030	8,636
2031	8,035
2032	9,467
2033	367,042
Total	$1,073,579

Reconciliation between income taxes at the statutory tax rate (34%) and the actual income tax provision for continuing operations follows:

	2013	2012
Expected Tax Provision	$(127,993)	$(6,427)
Effect of:
Increase in Valuation Allowance	127,993	6,427
Actual Tax Provision	$-	$-

Uncertain Tax Positions

The Company has not made any adjustments to deferred tax asset or liabilities.  The Company did not identify any material uncertain tax positions of the Company on returns that have been filed or that will be filed.  The Company has not had operations and is carrying a Net Operating Loss as disclosed above.  Since it is not unlikely that the Net Operating loss will ever produce a tax benefit, even if examined by taxing authorities and disallowed entirely, there would be no effect on the financial statements.

The Company has filed income tax returns in the U.S.  All years prior to 2010 are closed by expiration of the statute of limitations.  The tax year ended December 31, 2010, will close by expiration of the statute of limitations on April 15, 2014.  The years ended December 31, 2011, 2012 and 2013 are open for examination.

NOTE 6 SUBSEQUENT EVENTS

Sale of Stock

In March of 2014, stock was sold to various individuals at below market prices in a private placement. A total of 3,544,800 shares with a par value of $.001 were sold to various individuals at for an aggregate purchase price of $1,163,700 CAD. As of the purchase date of these payments, the value in US currency was $1,045,584.

Payment of Stock

In March of 2014, stock was issued to various individuals as payment for services rendered. A total of 9,625,624 shares with a par value of $.001 per share were issued..

Issuance of Stock Warrants

In January of 2014, stock warrants were issued. A total of 500,000 warrants were issued to purchase stock at $0.50. Par value of shares is $0.001 per share.

In March of 2014, stock warrants were issued to various individuals. A total of 2,444,800 warrants were issued to purchase stock at $.25, and a total of 550,000 warrants were issued to purchase stock at an exercise price of $.50. Par value of shares is $.001 per share.

Convertible Promissory Notes

On March 31, 2014, the Company entered into a convertible promissory note agreement for $57,500 with LG Capital Funding, LLC. The note has an interest rate of 8% per annum and is accrued. The note, at the holder’s option, is convertible at a 30% discount to market on average of the lowest 3 average closing prices over the prior 20 trading days.  The Company also entered into a Securities Purchase Agreement with LG and may receive funds from a second note in the amount of $57,500 in the future.

On March 31, 2014, the Company entered into a convertible promissory note agreement for $57,500 with Adar Bays, LLC. The note has an interest rate of 8% per annum and is accrued. The note, at the holder’s option, is convertible at a 30% discount to market on average of the lowest 3 average closing prices over the prior 20 trading days. The Company also entered into a Securities Purchase Agreement with LG and may receive funds from a second note in the amount of $57,500 in the future.

Corporate Events

On March 25, 2014, we filed a Definitive Information Statement announcing that on March 6, 2014 the Company’s majority shareholder and Board of Directors authorized an increase in the authorized shares of the Company from 50,000,000 shares of common stock to 100,000,000 shares of common stock. The Information Statement has been mailed to shareholders and the Amendment to our company’s Articles of Incorporation will be filed twenty days after the mailing date.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

MEDICAN ENTERPRISES, INC.

2,202,118 Shares
Common Stock

PROSPECTUS

[              ], 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses shall be borne by the selling stockholders other than broker commissions and similar fees.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC Registration Fee	$382.90
Accounting Fees and Expenses	$4,500
Legal Fees and Expenses	$50,000
Miscellaneous Fees and Expenses	$1,500
Total	$56,382.9

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Charter Provisions and Other Agreement of the Company

The current bylaws of the Company provides that the Board of the Company shall cause the Company to indemnify a current or former director, officer and Secretary of the Company, or a current or former director, officer and Company of a corporation of which the Company is or was a stockholder and the heirs and personal representative of any such person against all costs, charges and expenses to settle an action, judgment or proceeding to which they are made a party by reason of their position of director or officer of the Company.

The Company is permitted by the Bylaws to purchase and maintain insurance for any director, officer, employee or agent of the Company or as a director, officer, employee or agent of the Company of which the Company is or was a stockholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

Nevada Law

Our company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

•	By the stockholders;

•	By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

•	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

•	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

•
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

On October 2, 2013, we issued 10,000 shares of common stock to Kenneth Williams, our Chief Executive Officer, and 10,000 shares of common stock to Michael Thompson in consideration of their service as a board member of the Company. The issuance of such securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On November 25, 2013, we issued 500,000 shares of common stock to Cecil Sinow for cash consideration of $125,000, or $0.25 per share. The issuance of such securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D, Rule 506(b), promulgated thereunder.  There was no general solicitation, and the investor is financially sophisticated.

On November 25, 2013, we issued 100,000 shares of common stock to our legal counsel as payment for its legal and general advisory and consulting services.  The issuance of such securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On December 6, 2013, we issued 20,000 shares of common stock to a business consultant for consulting and general business advisory services. The issuance of such securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On December 6, 2013, we issued 10,000 shares of common stock to a creditor as consideration for an extension for repayment of an outstanding debt. The issuance of such securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On January 29, 2014, we issued 20,000 shares of common stock to Kenneth Williams, 20,000 shares of common stock to Michael Thompson, and 100,000 shares of common stock to Gary Johnson in consideration for their service as board members of the Company. The issuance of such securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On March 11, 2014, we issued an aggregate of 6,324,800 shares of common stock of the Company to eighteen individual sophisticated investors. The issuance of such securities was exempt from registration pursuant to Section 4(a) (2) of the Securities Act and Regulation D, Rule 506(b), promulgated thereunder.  There was no general solicitation, and the investor is financially sophisticated.

On March 25, 2014, the Company issued 220,000 shares of common stock to four investors in a private placement offering. The issuance of such securities was exempt from registration pursuant to Section 4(a) (2) of the Securities Act and Regulation D, Rule 506(b), promulgated thereunder.  There was no general solicitation, and the investor is financially sophisticated.

On March 25, 2014, the Company issued 175,624 shares of common stock to a creditor in exchange for forgiveness of two shareholders’ loans. The issuance of such securities was exempt from registration pursuant to Section 4(a) (2) of the Securities Act.

On March 25, 2014, the Company issued 500,000 shares of common stock to Perera Holdings Ltd. as consideration for services rendered under the Master Services Agreement. The issuance of such securities was exempt from registration pursuant to Section 4(a) (2) of the Securities Act.

On March 25, 2014, the Company issued 500,000 shares of common stock to Fong Capital Holdings Ltd. as consideration for services rendered under the Master Services Agreement. The issuance of such securities was exempt from registration pursuant to Section 4(a) (2) of the Securities Act.

On March 25, 2014, the Company issued 4,000,000 shares of common stock to Canada Bioceutical Corp. as consideration for services rendered under the Master Services Agreement. The issuance of such securities was exempt from registration pursuant to Section 4(a) (2) of the Securities Act.

On March 28, 2014, the Company issued 190,000 shares of common stock to an individual investor in a private placement offering. The issuance of such securities was exempt from registrations pursuant to Section 4(a) (2) of the Securities Act and Regulation D, Rule 506(b), promulgated thereunder.

On June 25, 2014, the Company entered into a Securities Purchase Agreement (the “Agreement”) with a single accredited investor (the “Investor”) in a private placement pursuant to which the Investor purchased a 5% Convertible Note with a face amount of $1,500,000 for a purchase price of $1,000,000  (the “Note”).  The Note bears interest at a rate of 5% per annum and is payable one year after the date of the issuance.  We may pay interest due either in cash or, at its option, through freely tradable stock.  The Note will be convertible at the option of the Investor at any time into shares of common stock at a conversion price equal to the less of (i) $1.90 and (ii) 70% (60% in the event of default) of the average of the two lowest volume-weighted-average-price of the common stock during the 12 consecutive trading days immediately preceding the applicable conversion date.  All or part of the then remaining principal amount of the Note may be prepaid at any time at a price equal to 125% of the sum of the remaining principal amount of the Note to be prepaid plus all accrued and unpaid interest thereon.  The principal amount of the Note will be reduced by $500,000 if the shares of common stock underlying the Note are registered for public resale pursuant to an effective registration statement by August 24, 2014. The Note contains certain customary negative covenants and events of default, including, but not limited to, our failure to pay principal and interest, material defaults under the other transaction documents, bankruptcy, and our failure to deliver common stock certificates after a conversion date.

In connection with the Agreement, the Investor received a warrant (the “Warrant”) to purchase 297,832 shares of common stock (the “Warrant Shares”).  The Warrant is exercisable for a period of 5 years from the date of issuance at exercise price of $2.15, subject to adjustment.  If a registration statement is not effective for the resale by the Holder of all of the Warrant Shares, the Investor may exercise the Warrant on a “cashless” basis.

The issuance of such securities was exempt from registrations pursuant to Section 4(a) (2) of the Securities Act and Regulation D, Rule 506(b), promulgated thereunder.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement.

Exhibit No.	Description
3.1	Restated Articles of Incorporation (1)
3.2	Bylaws (2)
3.3	Amended Articles of Incorporation (3)
4.1	Form of Note issued to investors in the Company’s June 2014 private placement (4)
4.2	Form of Warrant issued to investors in the Company’s June 2014 private placement (4)
5.1	Opinion of Ellenoff Grossman & Schole LLP**
10.1	Securities Purchase Agreement, dated June 25, 2014 by and between the Company and the Investor signatory thereto.(4)
10.2	Registration Rights Agreement, dated June 25, 2014 by and between the Company and the Investor signatory thereto (4)
10.3	Amended Master Services Agreement dated March 13, 2014 (3)
10.4	Subscription Agreement dated April 8, 2014 (3)
10.5	Amendment Agreement dated as of April 29, 2014, between CanaLeaf Systems, Inc. and International Herbs Medical Marijuana Ltd. (5)
21.1	List of Subsidiaries of the Company (3)
23.1	Consent of Anton & Chia LLP *
23.2	Consent of Mantyla McReynolds, LLC*
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement) (27)
101.INS	XBRL Instance Document***
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document***
101.SCH	XBRL Taxonomy Extension Schema Document***
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document***
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document***
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document***

*	Filed herewith
**	To be filed by amendment
***
In accordance with Regulation S-T, XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, and is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to liability under these sections.

(1)	Incorporated by reference to the Company’s Form 10-KSB for fiscal year ended December 31, 2007.
(2)	Incorporated by reference to the Company’s initial Form 10.
(3)	Incorporated by reference to the Company’s Form 10-K for fiscal year ended December 31, 2013.
(4)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on July 2, 2014.
(5)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 5, 2014.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on August 29, 2014.

MEDICAN ENTERPRISES, INC.

By:	/s/ Kenneth Williams
Name: Kenneth Williams
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS that each individual whose signature appears below constitute and appoints Kenneth Williams his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, will all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kenneth Williams	Chairman of the Board, Chief Executive	August 29, 2014
Kenneth Williams	Officer (Principal Executive Officer)

/s/ Wayne Hansen	Chief Financial Officer	August 29, 2014
Wayne Hansen	(Principal Accounting Officer)

/s/ Michael Thompson	Director	August 29, 2014
Michael Thompson

/s/ Gary Johnson	Director	August 29, 2014
Gary Johnson